An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

Preliminary Offering Circular

Subject to Completion. Dated _________2019

Bangi Inc.

(Exact name of issuer as specified in its charter)

Nevada

(State or other jurisdiction of incorporation or organization)

www.bangistock.com

18530 Mack Ave.

Gross Point Farms, MI 48236

833.226.4462

(Address, including zip code, and telephone number, including area code of issuer’s principal executive office)

6500	47-0930829
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Maximum offering of $50,000,000

This is a public offering of up to $50,000,000 in eight percent (8%), sixty (60) month promissory notes (the “Notes”) of Bangi Inc. (the “Company”), with a minimum investment of $300 in a best efforts offering. Our offering will be for a maximum of $50,000,000.00 Beginning on twenty seventh month, each Note will be paid on a quarterly basis, interest only, with a balloon payment due upon maturity.

Our Common Stock currently trades on the OTC Pink market under the symbol “BNGI:OTCPink” and the closing price of our Common Stock on September 6, 2019 was $0.0003. Our Common Stock currently trades on a sporadic and limited basis.

We are offering our Notes without the use of an exclusive placement agent. However, the Company reserves the right to retain one. The proceeds will be disbursed to us and the purchased shares will be disbursed to the investors. If the offering does not close, for any reason, the proceeds for the offering will be promptly returned to investors without interest.

We expect to commence the sale of the shares within two calendar days of the date on which the Offering Statement of which this Offering Circular is qualified by the Securities Exchange Commission.

See “Risk Factors” to read about factors you should consider before buying shares of Common Stock.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

This Offering Circular is following the offering circular format described in Part II (a)(1)(ii) of Form 1-A.

Offering Circular dated _____, 2019

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this Offering Circular. You must not rely on any unauthorized information or representations. This Offering Circular is an offer to sell only the Notes Offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date.

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SUMMARY

This summary highlights information contained elsewhere in this Offering Circular. This summary does not contain all of the information that you should consider before deciding to invest in our Common Stock. You should read this entire Offering Circular carefully, including the “Risk Factors” section, our historical consolidated financial statements and the notes thereto, and unaudited pro forma financial information, each included elsewhere in this Offering Circular. Unless the context requires otherwise, references in this Offering Circular to “the Company,” “we,” “us” and “our” refer to Bangi, Inc.

Our Company

Bangi Inc., f/k/a Compass Biotechnologies Inc. (the “Company”) was incorporated in the state of Nevada on November 25, 2004 under the name Glass Wave Enterprises, Inc. Effective March 29, 2011, the Company entered into an agreement and plan of merger with its wholly-owned subsidiary whereby the subsidiary merged with and into the Company and effected a name change to Compass Biotechnologies Inc. On November 10, 2018, the Bangi, LLC purchase 100% of our Series C Preferred Stock, becoming a controlling shareholder of the Company. Bangi Investments LLC is a start-up specialized asset acquisition company focused on the acquisition of licensed medical and recreational cannabis real estate as well as Hemp real estate, a business which has been supplanted into the Company.

Our strategy is to acquire existing industrial real estate assets that can be converted to or are currently operating as medical cannabis cultivation facilities. We will then enter into triple-net lease transactions with experienced state- licensed medical cannabis operators. This lease agreement allows the tenant to pay for the maintenance of the property, taxes and insurance. Our company was attracted to the medical use cannabis sector due to the attractive rental market of State-Licensed Medical Cannabis tenants paying higher rents than typical industrial sector tenants. Therefore, providing a higher annual Net Operating Income and above market Internal rate of returns for our investors.

We plan to finance our acquisitions and growth from the proceeds from fund raising efforts, through equity and debt offerings. Our targeted range of investment will be in the range of $1 Million to $40 Million and average size of building will be between 25,000 Square feet and 100,000 Square Feet.

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THE OFFERING

Promissory Notes Being Issued	We are offering up to $50,000,000.00 in promissory notes. Individual investors have a minimum of $300.

Priority	The Company currently has no other outstanding promissory notes or debt obligation. All Notes issued pursuant to this Offering shall have a first position, pari parsu.

Interest Rate	The Notes shall carry an interest rate of 8% per annum, compounded and calculated based on 365 days per year.

Term	The Notes shall have a Term of 60 months.

Repayment	The Company shall pay interest only payments on a quarterly basis, until the maturity date, after a 2 year grace period

Prepayment	The Company reserves the right to pre-pay the entirety of the balance due plus accrued interest at the time of repayment at its sole discretion.

Risk Factors	See “Risk Factors” and other information appearing elsewhere in this Offering Circular for a discussion of factors you should carefully consider before deciding whether to invest in our Common Stock.

This offering is being made on a self-underwritten basis without the use of an exclusive placement agent, although the Company may choose to engage a placement agent at its sole discretion. Funds received by the Company shall be immediately available to the Company and may disposed in accordance with the Use of Proceeds.

Management will make its best effort to fill the subscription in all fifty states.

In the event that the Offering Circular is fully subscribed, any additional subscriptions shall be rejected and returned to the subscribing party along with any funds received.

In order to subscribe to purchase the Notes, a prospective investor must complete a subscription agreement and send payment by check, wire transfer or ACH to the escrow agent, with instruction described in the subscription agreement, attached hereto as an exhibit. Investors must answer certain questions to determine compliance with the investment limitation set forth in Regulation A Rule 251(d)(2)(i)(C) under the Securities Act of 1933, which states that in offerings such as this one, where the securities will not be listed on a registered national securities exchange upon qualification, the aggregate purchase price to be paid by the investor for the securities cannot exceed 10% of the greater of the investor’s annual income or net worth. In the case of an investor who is not a natural person, revenues or net assets for the investors’ most recently completed fiscal year are used instead.

The Company has not currently engaged any party for the public relations or promotion of this offering.

As of the date of this filing, there are no additional offers for shares, nor any options, warrants, or other rights for the issuance of additional shares except those described herein.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider each of the following risks, together with all other information set forth in this Offering Circular, including the consolidated financial statements and the related notes, before making a decision to buy our Common Stock. If any of the following risks actually occurs, our business could be harmed. In that case, the trading price of our Common Stock could decline, and you may lose all or part of your investment.

This offering contains forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our customers’ or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as other sections in this prospectus, discuss the important factors that could contribute to these differences.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

This prospectus also contains market data related to our business and industry. This market data includes projections that are based on a number of assumptions. If these assumptions turn out to be incorrect, actual results may differ from the projections based on these assumptions. As a result, our markets may not grow at the rates projected by these data, or at all. The failure of these markets to grow at these projected rates may have a material adverse effect on our business, results of operations, financial condition and the market price of our Common Stock.

Risk Related to our Company and our Business

Our management has a limited experience operating a public company and are subject to the risks commonly encountered by early-stage companies.

Although the management of Bangi, Inc. has experience in operating small companies, current management has not had to manage expansion while being a public company. In addition, management has not overseen a company with large growth. Because we have a limited operating history, our operating prospects should be considered in light of the risks and uncertainties frequently encountered by early-stage companies in rapidly evolving markets. These risks include:

•	risks that we may not have sufficient capital to achieve our growth strategy;

•	risks that we may not develop our product and service offerings in a manner that enables us to be profitable and meet our customers’ requirements;

•	risks that our growth strategy may not be successful; and

•	risks that fluctuations in our operating results will be significant relative to our revenues.

Risks are described in more detail below. Our future growth will depend substantially on our ability to address these and the other risks described in this section. If we do not successfully address these risks, our business would be significantly harmed.

We are dependent on our key personnel for our success.

We depend upon the efforts, experience, diligence, skill and network of business contacts of our senior management team, and our success will depend on their continued service. The departure of any of our executive officers or key personnel could have a material adverse effect on our business. If any of our key personnel were to cease their employment, our operating results could suffer. Further, we do not intend to maintain key person life insurance that would provide us with proceeds in the event of death or disability of any of our key personnel.

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We believe our future success depends upon our senior management team's ability to hire and retain highly skilled managerial, operational and marketing personnel. Competition for such personnel is intense, and we cannot assure you that we will be successful in attracting and retaining such skilled personnel. If we lose or are unable to obtain the services of key personnel, our ability to implement our investment strategies could be delayed or hindered, and the value of our common stock may decline.

Furthermore, we may retain independent contractors to provide various services for us, including administrative services, transfer agent services and professional services. Such contractors have no fiduciary duty to us and may not perform as expected or desired.

Our senior management team manages our portfolio subject to very broad investment guidelines.

Our senior management team has broad discretion over our investments, and our stockholders will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments that are not described in periodic filings with the SEC. We rely on the senior management team's ability to execute acquisitions and dispositions of medical-use cannabis facilities, subject to the oversight and approval of our board of directors. Our senior management team is authorized to pursue acquisitions and dispositions of real estate investments in accordance with very broad investment guidelines, subject to approval of our board of directors.

Our board of directors may change our investment objectives and strategies without stockholder consent.

Our board of directors determines our major policies, including with regard to financing, growth, debt capitalization, targeted properties, and structure of purchases. Our board of directors may amend or revise these and other policies without a vote of the stockholders. Under our charter and Nevada General Corporation Law (the "NGCL"), our stockholders generally have a right to vote only on the following matters:

•	the election or removal of directors;

•	the amendment of our charter, except that our board of directors may amend our charter without stockholder approval to:

•	change our name;

•	change the name or other designation or the par value of any class or series of stock and the aggregate par value of our stock;

•	increase or decrease the aggregate number of shares of stock that we have the authority to issue;

•	increase or decrease the number of our shares of any class or series of stock that we have the authority to issue; and

•	effect certain reverse stock splits;

•	our liquidation and dissolution; and

•	our being a party to a merger, consolidation, sale or other disposition of all or substantially all of our assets or statutory share exchange.

All other matters are subject to the discretion of our board of directors.

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We have a very limited operating history, and may not be able to operate our business successfully or generate sufficient cash flow to service our Notes.

We have yet to purchase any property and have a very limited operating history. We are subject to many of the business risks and uncertainties associated with any new business enterprise. We cannot assure you that we will be able to operate our business successfully or profitably or find additional suitable investments. Our ability to provide attractive risk-adjusted returns to our note holders over the long term is dependent on our ability both to generate sufficient cash flow to pay the loans back and to achieve capital appreciation, and we cannot assure you we will do either. There can be no assurance that we will be able to continue to generate sufficient revenue from operations to pay our operating expenses and make distributions to stockholders. The results of our operations and the implementation of our business plan depend on several factors, including the availability of additional opportunities for investment, the performance of our existing properties and tenants, the availability of adequate equity and debt financing, the federal and state regulatory environment relating to the medical-use cannabis industry, conditions in the financial markets and economic conditions.

We may need significant additional capital, which we may be unable to obtain.

We may need to obtain additional financing over time to fund operations. Our management cannot predict the extent to which we will require additional financing and can provide no assurance that additional financing will be available on favorable terms or at all. The rights of the holders of any debt or equity that may be issued in the future could be senior to the rights of common shareholders, and any future issuance of equity could result in the dilution of our common shareholders’ proportionate equity interests in our company. Failure to obtain financing or an inability to obtain financing on unattractive terms could have a material adverse effect on our business, prospects, results of operation and financial condition.

Our resources may not be sufficient to manage our potential growth; failure to properly manage our potential growth would be detrimental to our business.

We may fail to adequately manage our potential future growth. Any growth in our operations will place a significant strain on our administrative, financial and operational resources, and increase demands on our management and on our operational and administrative systems, controls and other resources. We cannot assure you that our existing personnel, systems, procedures or controls will be adequate to support our operations in the future or that we will be able to successfully implement appropriate measures consistent with our growth strategy. As part of this growth, we may have to implement new operational and financial systems, procedures and controls to expand, train and manage our employee base, and maintain close coordination among our technical, accounting, finance, marketing and sales staff. We cannot guarantee that we will be able to do so, or that if we are able to do so, we will be able to effectively integrate them into our existing staff and systems. To the extent we acquire businesses, we will also need to integrate and assimilate new operations, technologies and personnel. If we are unable to manage growth effectively, such as if our sales and marketing efforts exceed our capacity to install, maintain and service our products or if new employees are unable to achieve performance levels, our business, operating results and financial condition could be materially and adversely affected.

Our financial situation creates doubt whether we will continue as a going concern.

We only have enough capital resources on hand to operate as-is for another 6 months. Since inception, the Company has generated minimal revenues and has incurred losses and reported losses for the period from inception through December 31, 2018. Further, we expect to incur a net loss for the fiscal year ending December 31, 2019, primarily as a result of increased operating expenses. There can be no assurances that we will be able to achieve a level of revenues adequate to generate sufficient cash flow from operations or obtain additional financing through private placements, public offerings and/or bank financing necessary to support our working capital requirements. To the extent that funds generated from any private placements, public offerings and/or bank financing are insufficient, we will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on acceptable terms. These conditions raise substantial doubt about our ability to continue as a going concern. If adequate working capital is not available, we may be forced to discontinue operations, which would cause investors to lose their entire investment. Our auditors have indicated that these conditions raise substantial doubt about the Company’s ability to continue as a going concern.

We will need to increase the size of our organization, and we may be unable to manage rapid growth effectively.

Our failure to manage growth effectively could have a material and adverse effect on our business, results of operations and financial condition. We anticipate that a period of significant expansion will be required to address possible acquisitions of business, products, or rights, and potential internal growth to handle licensing and research activities. This expansion will place a significant strain on management, operational and financial resources. To manage the expected growth of our operations and personnel, we must both improve our existing operational and financial systems, procedures and controls and implement new systems, procedures and controls. We must also expand our finance, administrative, and operations staff. Our current personnel, systems, procedures and controls may not adequately support future operations. Management may be unable to hire, train, retain, motivate and manage necessary personnel or to identify, manage and exploit existing and potential strategic relationships and market opportunities.

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We are dependent on the continued services and performance of our senior management, the loss of any of whom could adversely affect our business, operating results and financial condition.

Our future performance depends on the continued services and continuing contributions of our senior management to execute our business plan, and to identify and pursue new opportunities and product innovations. The loss of services of senior management, could significantly delay or prevent the achievement of our strategic objectives. The loss of the services of senior management for any reason could adversely affect our business, prospects, financial condition and results of operations.

We may not be successful in the implementation of our business strategy or our business strategy may not be successful, either of which will impede our development and growth.

Our business strategy is not entirely unique. We do not know whether we will be able to continue successfully implementing our business strategy or whether our business strategy will ultimately be successful. In assessing our ability to meet these challenges, a potential investor should take into account our need for significant amounts of capital to have available for purchasing land, our management’s relative inexperience, the competitive conditions existing in our industry and general economic conditions. Our growth is largely dependent on our ability to successfully implement our business strategy. Our revenues may be adversely affected if we fail to implement our business strategy or if we divert resources to properties that ultimately proves unsuccessful.

We must effectively manage the growth of our operations, or our company will suffer.

Our business consists solely of real estate holdings. Expansion of our operations, to include management and diversification of our portfolio, may also cause a significant demand on our management, finances and other resources. Our ability to manage the anticipated future growth, should it occur, will depend upon a significant expansion of our accounting and other internal management systems and the implementation and subsequent improvement of a variety of systems, procedures and controls. There can be no assurance that significant problems in these areas will not occur. Any failure to expand these areas and implement and improve, procedures and controls in an efficient manner at a pace consistent with our business could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our attempts to expand our marketing, sales, manufacturing and customer support efforts will be successful or will result in additional sales or profitability in any future period.

Since changing our business model, we have not generated any revenues or made any significant purchases.

Since recently changing our business model, we have not generated any revenues, nor have we purchased any real estate or hold any real estate contributed by shareholders. An investor must consider our lack of a track record when it makes a decision to invest in our Company.

A competitor with a stronger or more suitable financial position may enter our marketplace.

The success of our business primarily depends on our ability to purchase more property than compared to a competitor. If a direct competitor arrives in our market, achieving market acceptance, it may require additional marketing efforts and the expenditure of significant funds, the availability of which we cannot be assured, to create awareness and demand among our customers. We have limited financial, personnel and other resources to undertake additional marketing activities. Accordingly, no assurance can be given that we will be able to win business from a stronger competitor.

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Litigation may harm our business.

Substantial, complex or extended litigation could cause us to incur significant costs and distract our management. For example, lawsuits by employees, stockholders, collaborators, distributors, customers, competitors or others could be very costly and substantially disrupt our business. Disputes from time to time with such companies, organizations or individuals are not uncommon, and we cannot assure you that we will always be able to resolve such disputes or on terms favorable to us. Unexpected results could cause us to have financial exposure in these matters in excess of recorded reserves and insurance coverage, requiring us to provide additional reserves to address these liabilities, therefore impacting profits.

Risks Related to Our Business and Industry

Our initial real estate portfolio may consist of only a few limited properties and will likely be concentrated in a limited number of properties in the future, which subjects us to an increased risk of significant loss if any property declines in value or if we are unable to lease a property.

We currently don’t own any properties. Even once we have purchased properties, our holdings will be concentrated on a few properties. Lease payment defaults by any of our tenants or a significant decline in the value of any single property would materially adversely affect our business, financial position and results of operations, including our ability to make distributions to our stockholders. Our lack of diversification also increases the potential that a single underperforming investment could have a material adverse effect on our cash flows and the price we could realize from the sale of our properties. Any adverse change in the financial condition of any of our tenants, including but not limited to the state medical-use cannabis markets not developing and growing in ways that we or our tenants projected, or any adverse change in the political climate regarding medical-use cannabis where our properties are located, would subject us to a significant risk of loss.

In addition, failure by any our tenants to comply with the terms of its lease agreement with us could require us to find another lessee for the applicable property. We may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing that property. Furthermore, we cannot assure you that we will be able to re-lease that property for the rent we currently receive, or at all, or that a lease termination would not result in our having to sell the property at a loss. The result of any of the foregoing risks could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to our stockholders.

Competition for the acquisition of properties suitable for the cultivation and production of medical-use cannabis may impede our ability to make acquisitions or increase the cost of these acquisitions, which could adversely affect our operating results and financial condition.

We compete for the acquisition of properties suitable for the cultivation and production of medical-use cannabis with other entities engaged in agricultural and real estate investment activities, including corporate agriculture companies, cultivators and producers of medical-use cannabis, private equity investors, and real estate investors (including public and private REITs). We also compete as a provider of capital to medical-use cannabis operators with alternative financing sources to these companies, including both equity and debt financing alternatives. These competitors may prevent us from acquiring desirable properties, may cause an increase in the price we must pay for properties or may result in us having to lease our properties on less favorable terms than we expect. Our competitors may have greater financial and operational resources than we do and may be willing to pay more for certain assets or may be willing to accept more risk than we believe can be prudently managed. In particular, larger companies may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. Our competitors may also adopt transaction structures similar to ours, which would decrease our competitive advantage in offering flexible transaction terms. In addition, due to a number of factors, including but not limited to potential greater clarity of the laws and regulations governing medical-use cannabis by state and federal governments, the number of entities and the amount of funds competing for suitable investment properties may increase, resulting in increased demand and increased prices paid for these properties. If we pay higher prices for properties or enter into leases for such properties on less favorable terms than we expect, our profitability and ability to generate cash flow and make distributions to our stockholders may decrease. Increased competition for properties may also preclude us from acquiring those properties that would generate attractive returns to us.

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Our growth will depend upon future acquisitions of medical-use cannabis facilities, and we may be unable to consummate acquisitions on advantageous terms.

Our growth strategy is focused on the acquisition of specialized industrial real estate assets on favorable terms as opportunities arise. Our ability to acquire these real estate assets on favorable terms is subject to the following risks:

•	competition from other potential acquirers or increased availability of alternative debt and equity financing sources for tenants may significantly increase the purchase price of a desired property;

•	we may not successfully purchase and lease our properties to meet our expectations;

•	we may be unable to obtain the necessary equity or debt financing to consummate an acquisition on satisfactory terms or at all;

•

agreements for the acquisition of properties are typically subject to closing conditions, including satisfactory completion of due diligence investigations, and we may spend significant time and money and divert management attention on potential acquisitions that we do not consummate; and

•	we may acquire properties without any recourse, or with only limited recourse, for liabilities, whether known or unknown, against the former owners of the properties.

Our failure to consummate acquisition on advantageous terms without substantial expense or delay would impede our growth and negatively affect our results of operations and our ability to generate cash flow and make distributions to our stockholders.

There may only be a limited number of medical-use cannabis facilities operated by suitable tenants available for us to acquire, which could adversely affect the return on our common stock.

We target medical-use cannabis facilities for acquisition and leasing to licensed growers under triple-net lease agreements. We also target properties owned by growers that have been among the top candidates in the rigorous state licensing process and have been granted one or more licenses to operate multiple facilities. In light of the current regulatory landscape regarding medical-use cannabis, including but not limited to, the rigorous state licensing processes, limits on the number of licenses granted in certain states and in counties within such states, zoning regulations related to medical-use cannabis facilities, the inability of potential tenants to open bank accounts necessary to pay rent and other expenses and the ever-changing federal and state regulatory landscape, we may have only a limited number of medical-use cannabis facilities available to purchase that are operated by licensees that we believe would be suitable tenants. These tenants may also have increased access to alternative equity and debt financing sources over time, which may limit our ability to negotiate leasing arrangements that meet our investment criteria. Our inability to locate suitable investment properties and tenants would have a material adverse effect on our ability to generate cash flow and make distributions to our stockholders.

We expect that most of our future tenants will be start-up businesses and may be unable to pay rent with funds from operations or at all, which could adversely affect our cash available to make distributions to our stockholders or otherwise impair the value of our common stock.

We expect that single tenants will occupy our properties that we acquire in the future. Therefore, the success of our investments will be materially dependent on the financial stability of these tenants. We rely on our management team to perform due diligence investigations of our potential tenants, related guarantors and their properties, operations and prospects, of which there is generally little or no publicly available operating and financial information. We may not learn all of the material information we need to know regarding these businesses through our investigations. As a result, it is possible that we could enter into a sale-leaseback arrangement with tenants or otherwise lease properties to tenants that ultimately are unable to pay rent to us, which could adversely impact our cash available for distributions.

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We expect that most of our future tenants will be start-up businesses that have little or no revenue when they enter triple-net leasing arrangements with us and therefore, may be unable to pay rent with funds from operations. We expect that most our future tenants will make, initial rent payments to us from proceeds from the sale of the property, in the case of sale-leaseback transactions, or other cash on hand.

In addition, in general, as start-up businesses, our tenants will be more vulnerable to adverse conditions resulting from federal and state regulations affecting their businesses or industries and have limited access to traditional forms of financing. The success of our tenants will heavily depend on the growth and development of the state markets in which the tenants operate, many of which have a very limited history or are still in the stages of establishing the regulatory framework. For example, New York’s medical-use cannabis market is in its early stages, and is subject to strict regulations providing for, among other things, limited medical conditions for treatment with medical-use cannabis, limitations on the form in which medical cannabis can be consumed and enhanced registration requirements for patients and physicians, which may result in the New York market not growing and developing in the way that we or our tenants projected.

Some of our future tenants may also be subject to significant debt obligations. Tenants that are subject to significant debt obligations may be unable to make their rent payments if there are adverse changes in their business plans or prospects, the regulatory environment in which they operate or in general economic conditions. In addition, the payment of rent and debt service may reduce the working capital available to tenants for the start-up phase of their business. Furthermore, we may be unable to monitor and evaluate tenant credit quality on an on-going basis.

In addition, many states issue licenses for medical-use cannabis operations for a limited time period, which must be renewed periodically. If one or more of our tenants is unable to renew or otherwise maintain its license, or if it is unable to renew or otherwise maintain other requisite authorizations on state and local levels for business operations, that tenant will not be able to operate its business, and may default on its lease payments to us.

Any lease payment defaults by a tenant could adversely affect our cash flows and cause us to reduce the amount of distributions to stockholders. In the event of a default by a tenant, we may also experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property as operators of medical-use cannabis cultivation and production facilities are generally subject to extensive state licensing requirements. Furthermore, we will not operate any of the facilities that we purchase.

We will acquire properties, for the most part, "as-is," which increases the risk of an investment that requires us to remedy defects or costs without recourse to the prior owner.

We will most likely acquire our properties, and may acquire other real estate properties, "as is" with only limited representations and warranties from the property seller regarding matters affecting the condition, use and ownership of the property. There may also be environmental conditions associated with properties we acquire of which we are unaware despite our diligence efforts. In particular, medical-use cannabis facilities may present environmental concerns of which we are not currently aware. If environmental contamination exists on properties we acquire or develops after acquisition, we could become subject to liability for the contamination. As a result, if defects in the property (including any building on the property) or other matters adversely affecting the property are discovered, including but not limited to environmental matters, we may not be able to pursue a claim for any or all damages against the property seller. Such a situation could harm our business, financial condition, liquidity and results of operations.

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Our properties are, and are expected to continue to be, geographically concentrated in states that permit medical-use cannabis cultivation, and we will be subject to social, political and economic risks of doing business in these states and any other state in which we may own property.

We expect that the properties that we acquire will be geographically concentrated in states that permit medical-use cannabis cultivation. Circumstances and developments related to operations in these markets that could negatively affect our business, financial condition, liquidity and results of operations include, but are not limited to, the following factors:

•

the responsibility of complying with multiple and, in some respects, conflicting state and federal laws in the United States, including with respect to cultivation and distribution of medical-use cannabis, licensing, banking and insurance;

•	difficulties and costs of staffing and managing operations;

•	unexpected changes in regulatory requirements and other laws;

•	potentially adverse tax consequences;

•	the state medical-use cannabis market fails to develop and grow in ways that we or our tenants projected;

•	the impact of national, regional or state specific business cycles and economic instability; and

•	access to capital may be more restricted, or unavailable on favorable terms or at all in certain locations.

Because our real estate investments consist of primarily industrial properties suitable for cultivation and production of medical-use cannabis, our rental revenues are significantly influenced by demand for these facilities generally, and a decrease in such demand would likely have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio.

Because our portfolio of properties consists of industrial properties used in the regulated medical-use cannabis industry, we are subject to risks inherent in investments in a single industry. A decrease in the demand for medical-use cannabis cultivation facilities would have a greater adverse effect on our rental revenues than if we owned a more diversified real estate portfolio. Demand for medical-use cannabis cultivation facilities has been and could be adversely affected by changes in current favorable state or local laws relating to cultivation and production of medical-use cannabis or any change in the federal government's current enforcement posture with respect to state-licensed cultivation of medical-use cannabis, among others. To the extent that any of these conditions occur, they are likely to affect demand and market rents for medical-use cannabis cultivation facilities, which could cause a decrease in our rental revenue. Any such decrease could impair our ability to make distributions to you. We do not currently and do not expect in the future to invest in other real estate or businesses to hedge against the risk that industry trends might decrease the profitability of our medical-use cannabis cultivation facilities.

If our properties' access to adequate water and power supplies is interrupted, it could harm our ability to lease the properties for medical-use cannabis cultivation and production, thereby adversely affecting our ability to generate returns on our properties.

In order to lease the properties that we acquire, these properties require access to sufficient water and power to make them suitable for the cultivation and production of medical-use cannabis. Although we expect to acquire properties with sufficient access to water, should the need arise for additional wells from which to obtain water, we would be required to obtain permits prior to drilling such wells. Permits for drilling water wells are required by state and county regulations, and such permits may be difficult to obtain due to the limited supply of water in areas where we acquire properties. Similarly, our properties may be subject to governmental regulations relating to the quality and disposition of rainwater runoff or other water to be used for irrigation. In such case, we could incur costs necessary in order to retain this water. If we are unable to obtain or maintain sufficient water supply for our properties, our ability to lease them for the cultivation and production of medical-use cannabis would be seriously impaired, which would have a material adverse impact on the value of our assets and our results of operations.

Historically, states that have legalized medical-use cannabis cultivation have typically required that such cultivation take place indoors. Indoor cultivation of medical-use cannabis requires significant power for growing lights and ventilation and air conditioning to remove the hot air generated by the growing lights. While outdoor and greenhouse cultivation is gaining acceptance in many states with favorable climates for such growth, we expect that a significant number of our properties will continue to utilize indoor cultivation methods. Any extended interruption of the power supply to our properties, particularly those using indoor cultivation methods, would likely harm our tenants' crops, which could result in their inability to make lease payments to us for our properties. Any lease payment defaults by a tenant could adversely affect our cash flows and cause us to reduce the amount of distributions to stockholders.

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Some of our tenants could be susceptible to bankruptcy, which would affect our ability to generate rents from them and therefore negatively affect our results of operations.

In addition to the risk of tenants being unable to make regular rent payments, certain of our tenants may depend on debt, which could make them especially susceptible to bankruptcy in the event that their cash flows are insufficient to satisfy their debt. Any bankruptcy, if allowed, of one of our tenants would result in a loss of lease payments to us, as well as an increase in our costs to carry the property.

Additionally, under bankruptcy law generally, a tenant who is the subject of bankruptcy proceedings generally has the option of continuing ("assuming") or giving up ("rejecting") any unexpired lease of non-residential real property. If a bankrupt tenant decides to give up (reject) a lease with us, any claim we might have for breach of the lease, excluding a claim against (1) collateral securing the lease, or (2) a guarantor guaranteeing lease obligations, would be treated as a general unsecured claim in the tenant's bankruptcy case. The laws governing bankruptcy cases would impact the treatment of our general unsecured claim. Our claim would likely be capped at the amount the tenant owed us for unpaid rent prior to the bankruptcy unrelated to the termination, plus the greater of one year of lease payments or 15% of the lease payments payable under the remaining term of the lease, but in no case more than three years of lease payments. In addition to the cap on our damages for breach of the lease, even if our claim is timely submitted to the bankruptcy court, there is no guaranty that the tenant's bankruptcy estate would have sufficient funds to satisfy the claims of general unsecured creditors. Finally, a bankruptcy court could re-characterize a net lease transaction as a disguised secured lending transaction. If that were to occur, we would not be treated as the owner of the property but might have additional rights as a secured creditor. This would mean our claim in bankruptcy court could be limited to the amount we paid for the property, which could adversely impact our financial condition.

Furthermore, U.S. bankruptcy courts have generally refused to grant bankruptcy protections to cannabis businesses. The inability of our tenants to seek bankruptcy protection may impact their ability to secure financing for their operations and prevents our tenants from utilizing the benefits of reorganization of their businesses under bankruptcy protection to operate in a financially sustainable way, thereby reducing the probability that such a tenant would be able to honor its lease obligations with us.

Our real estate investments consist of primarily industrial properties suitable for cultivation and production of medical-use cannabis, which may be difficult to sell or re-lease upon tenant defaults or early lease terminations, either of which would adversely affect returns to stockholders.

While our business objectives consist of principally acquiring and deriving rental income from industrial properties used in the regulated medical-use cannabis industry, we expect that at times we will deem it appropriate or desirable to sell or otherwise dispose of certain properties we own. These types of properties are relatively illiquid compared to other types of real estate and financial assets. This illiquidity could limit our ability to quickly dispose of properties in response to changes in regulatory, economic or other conditions. Therefore, our ability at any time to sell assets may be restricted and this lack of liquidity may limit our ability to make changes to our portfolio promptly, which could materially and adversely affect our financial performance. We cannot predict the various market conditions affecting the properties that we expect to acquire that will exist in the future. Due to the uncertainty of regulatory and market conditions which may affect the future disposition of the real estate assets we expect to acquire, we cannot assure you that we will be able to sell these assets at a profit in the future. Accordingly, the extent to which we will realize potential appreciation on the real estate investments we expect to acquire will depend upon regulatory and other market conditions.

Furthermore, we may be required to make expenditures to correct defects or to make improvements before a property can be sold and we cannot assure you that we will have funds available to correct such defects or to make such improvements. With these kinds of properties, if the current lease is terminated or not renewed, we may be required to make expenditures and rent concessions in order to lease the property to another tenant. In addition, in the event we are forced to sell or re-lease the property, we may have difficulty finding qualified purchasers who are willing to buy the property or tenants who are willing to lease the property on terms that we expect, or at all. These and other limitations may affect our ability to sell or re-lease properties, which may adversely affect returns to our stockholders.

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Liability for uninsured losses could adversely affect our financial condition.

While the terms of our leases with our tenants generally require that they carry property and casualty insurance, losses from disaster-type occurrences, such as earthquakes, floods and weather-related disasters, and other types of insurance, such as landlord's rental loss insurance, may be either uninsurable or not insurable on economically viable terms. Should an uninsured loss occur, we could lose our capital investment or anticipated profits and cash flows from one or more properties.

Contingent or unknown liabilities could materially and adversely affect our business, financial condition, liquidity and results of operations.

We acquired our properties and may in the future acquire properties, subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a claim were asserted against us based on ownership of any of these properties, we may have to pay substantial amounts to defend or settle the claim. If the magnitude of such unknown liabilities is high, individually or in the aggregate, our business, financial condition, liquidity and results of operations would be materially and adversely affected.

The assets we acquire may be subject to impairment charges.

We periodically evaluate the real estate investments we acquire and other assets for impairment indicators. The judgment regarding the existence of impairment indicators is based upon factors such as market conditions, tenant performance and legal structure. For example, the termination of a lease by a tenant may lead to an impairment charge. If we determine that an impairment has occurred, we would be required to make an adjustment to the net carrying value of the asset which could have an adverse effect on our results of operations in the period in which the impairment charge is recorded.

We may purchase properties subject to ground leases that expose us to the loss of such properties upon breach or termination of the ground leases.

A ground lease agreement permits a tenant to develop and/or operate a land parcel (property) during the lease period, after which the land parcel and all improvements revert back to the property owner. Under a ground lease, property improvements are owned by the property owner unless an exception is created and all relevant taxes incurred during the lease period are paid for by the tenant. Ground leases typically have a long duration generally ranging from 50 to 99 years with additional extension options. As a lessee under a ground lease, we would be exposed to the possibility of losing the property upon termination, or an earlier breach by us, of the ground lease, which could have a material adverse effect on our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of our common stock.

Due to our involvement in the regulated medical-use cannabis industry, we may have a difficult time obtaining the various insurance policies that are desired to operate our business, which may expose us to additional risks and financial liabilities.

Insurance that is otherwise readily available, such as workers' compensation, general liability, and directors' and officers' insurance, is more difficult for us to find and more expensive, because we lease our properties to companies in the regulated medical-use cannabis industry. There are no guarantees that we will be able to find such insurance in the future, or that the cost will be affordable to us. If we are forced to go without such insurance, it may prevent us from entering into certain business sectors, may inhibit our growth, and may expose us to additional risk and financial liabilities.

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The occurrence of cyber incidents could disrupt our operations, result in the loss of confidential information and/or damage our business relationships and reputation.

We rely on technology to run our business, and as such we are subject to risk from cyber incidents, including attempts to gain unauthorized access to our systems to disrupt operations, corrupt data or steal confidential information, and other electronic security breaches. While we have implemented measures to help mitigate these threats, such measures cannot guarantee that we will be successful in preventing a cyber incident. The occurrence of a cyber incident could disrupt our operations, compromise the confidential information of our employees or tenants, and/or damage our business relationships and reputation.

We cannot predict every event and circumstance that may affect our business, and therefore, the risks and uncertainties discussed herein may not be the only ones you should consider.

We are not aware of many other publicly-traded companies that focuses on the acquisition, ownership and management of medical-use cannabis facilities. Therefore, as we commence the operation of our business, we may encounter risks of which we are not aware at this time, which could have a material adverse impact on our business.

Risks Related to Regulation

Medical-use cannabis remains illegal under federal law, and therefore, strict enforcement of federal laws regarding medical-use cannabis would likely result in our inability and the inability of our tenants to execute our respective business plans.

Cannabis is a Schedule I controlled substance under the CSA. Even in those jurisdictions in which the manufacture and use of medical cannabis has been legalized at the state level, the possession, use and cultivation all remain violations of federal law that are punishable by imprisonment and substantial fines. Moreover, individuals and entities may violate federal law if they intentionally aid and abet another in violating these federal controlled substance laws, or conspire with another to violate them. The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers' Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize cannabis, even for medical purposes. We would likely be unable to execute our business plan if the federal government were to strictly enforce federal law regarding cannabis.

In January 2018, the DOJ rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ's recent rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the regulated cannabis industry generally, including our tenants and us.

Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the DEA) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision, however, expires on September 30, 2018, and must be renewed by Congress. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals. Furthermore, while we target the acquisition of medical-use cannabis facilities, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located. Consequently, certain of our tenants may subsequently cultivate adult-use cannabis in our medical-use cannabis facilities, if permitted by such state and local laws now or in the future, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks as compared to facilities where cannabis is cultivated exclusively for medical use, including not providing protection under the Congressional spending bill provision described above.

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Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. Prior to the DOJ's rescission of the “Cole Memo”, supplemental guidance from the DOJ issued under the Obama administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. It is unclear what impact the recent rescission of the “Cole Memo” will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities.

Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of medical-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in medical-use cannabis facilities in the United States, which would adversely affect the trading price of our securities. Furthermore, following any such change in the federal government's enforcement position, we could be subject to criminal prosecution, which could lead to imprisonment and/or the imposition of penalties, fines, or forfeiture.

If our tenants engage in operations for the adult-use cannabis industry in addition to or in lieu of operations for the medical-use cannabis industry, our tenants, we and our properties may be subject to additional risks associated with such adult-use cannabis operations.

Our existing leases at our properties do not, and we expect that leases that we enter into with future tenants at other properties we acquire will not, prohibit cannabis cultivation for adult-use that is permissible under state and local laws where our facilities are located, which may subject our tenants, us and our properties to different and greater risks, including those related to enforcement of federal laws. In addition, while we may purchase properties in states that only permit medical-use cannabis at the time of acquisition, such states may in the future authorize by state legislation or popular vote the legalization of adult-use cannabis, thus permitting our tenants to engage in adult-use cannabis operations at our properties.

New laws that are adverse to the business of our tenants may be enacted, and current favorable national, state or local laws or enforcement guidelines relating to cultivation and production of medical-use cannabis may be modified or eliminated in the future.

We have acquired and are targeting for acquisition properties that are owned by state-licensed cultivators and producers of medical-use cannabis. Relevant state or local laws may be amended or repealed, or new laws may be enacted in the future to eliminate existing laws permitting cultivation and production of medical-use cannabis. If our tenants involved in the cultivation and production of medical-use cannabis were forced to close their operations, we would need to replace those tenants with tenants who are not engaged in the cannabis industry, who may pay significantly lower rents. Moreover, any changes in state or local laws that reduce or eliminate the ability to cultivate and produce medical-use cannabis would likely result in a high vacancy rate for the kinds of properties that we seek to acquire, which would depress our lease rates and property values. In addition, we would realize an economic loss on any and all improvements made to properties that were specific to the medical-use cannabis industry.

Our ability to grow our business depends on state laws pertaining to the cannabis industry.

Continued development of the medical-use cannabis industry depends upon continued legislative authorization of cannabis at the state level. The status quo of, or progress in, the regulated medical-use cannabis industry is not assured and any number of factors could slow or halt further progress in this area. While there may be ample public support for legislative action permitting the manufacture and use of cannabis, numerous factors impact the legislative process. For example, many states that voted to legalize medical and/or adult-use cannabis have seen significant delays in the drafting and implementation of industry regulations and issuance of licenses. In addition, burdensome regulation at the state level could slow or stop further development of the medical-use cannabis industry, such as limiting the medical conditions for which medical cannabis can be recommended by physicians for treatment, restricting the form in which medical cannabis can be consumed, imposing significant registration requirements on physicians and patients or imposing significant taxes on the growth, processing and/or retail sales of cannabis, which could have the impact of dampening growth of the cannabis industry and making it difficult for cannabis businesses, including our tenants, to operate profitably in those states. Any one of these factors could slow or halt additional legislative authorization of medical-use cannabis, which could harm our business prospects.

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FDA regulation of medical-use cannabis and the possible registration of facilities where medical-use cannabis is grown could negatively affect the medical-use cannabis industry, which would directly affect our financial condition.

Should the federal government legalize cannabis for medical-use, it is possible that the U.S. Food and Drug Administration ("FDA") would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including certified good manufacturing practices, or cGMPs, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, we do not know what the impact would be on the medical-use cannabis industry, including what costs, requirements and possible prohibitions may be enforced. If we or our tenants are unable to comply with the regulations or registration as prescribed by the FDA, we and or our tenants may be unable to continue to operate their and our business in its current form or at all.

We and our tenants may have difficulty accessing the service of banks, which may make it difficult to contract for real estate needs.

Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the Bank Secrecy Act. Previous guidance issued by the FinCen, a division of the U.S. Department of the Treasury, clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Prior to the DOJ’s announcement in January 2018 of the rescission of the “Cole Memo” and related memoranda, supplemental guidance from the DOJ directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. It is unclear what impact the recent rescission of the “Cole Memo” will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities. The increased uncertainty surrounding financial transactions related to cannabis activities may also result in financial institutions discontinuing services to the cannabis industry.

Consequently, those businesses involved in the regulated medical-use cannabis industry continue to encounter difficulty establishing banking relationships, which may increase over time. Our inability to maintain our current bank accounts would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges and could result in our inability to implement our business plan.

The terms of our leases require that our tenants make rental payments via check or wire transfer. The inability of our current and potential tenants to open accounts and continue using the services of banks will limit their ability to enter into triple-net lease arrangements with us or may result in their default under our lease agreements, either of which could materially harm our business and the trading price of our securities.

Owners of properties located in close proximity to our properties may assert claims against us regarding the use of the property as a medical cannabis cultivation and processing facility, which if successful, could materially and adversely affect our business.

Owners of properties located in close proximity to our properties may assert claims against us regarding the use of our properties for medical cannabis cultivation and processing, including assertions that the use of the property constitutes a nuisance that diminishes the market value of such owner's nearby property. Such property owners may also attempt to assert such a claim in federal court as a civil matter under the Racketeer Influenced and Corrupt Organizations Act. If a property owner were to assert such a claim against us, we may be required to devote significant resources and costs to defending ourselves against such a claim, and if a property owner were to be successful on such a claim, our tenants may be unable to continue to operate their business in its current form at the property, which could materially adversely impact the tenant's business and the value of our property, our business and financial results and the trading price of our securities.

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Laws and regulations affecting the regulated cannabis industry are constantly changing, which could materially adversely affect our proposed operations, and we cannot predict the impact that future regulations may have on us.

Local, state and federal cannabis laws and regulations are broad in scope and subject to evolving interpretations, which could require us to incur substantial costs associated with compliance or alter our business plan. In addition, violations of these laws, or allegations of such violations, could disrupt our business and result in a material adverse effect on our operations. It is also possible that regulations may be enacted in the future that will be directly applicable to our proposed business. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Applicable state laws may prevent us from maximizing our potential income.

Depending on the laws of each particular state, we may not be able to fully realize our potential to generate profit. For example, some states have residency requirements for those directly involved in the medical-use cannabis industry, which may impede our ability to contract with cannabis businesses in those states. Furthermore, cities and counties are being given broad discretion to ban certain cannabis activities. Even if these activities are legal under state law, specific cities and counties may ban them.

Assets leased to cannabis businesses may be forfeited to the federal government.

Any assets used in conjunction with the violation of federal law are potentially subject to federal forfeiture, even in states where cannabis is legal. In July 2017, the U.S. Department of Justice issued a new policy directive regarding asset forfeiture, referred to as the "equitable sharing program." Under this new policy directive, federal authorities may adopt state and local forfeiture cases and prosecute them at the federal level, allowing for state and local agencies to keep up to 80% of any forfeiture revenue. This policy directive represents a reversal of the U.S. Department of Justice's policy under the Obama administration, and allows for forfeitures to proceed that are not in accord with the limitations imposed by state-specific forfeiture laws. This new policy directive may lead to increased use of asset forfeitures by local, state and federal enforcement agencies. If the federal government decides to initiate forfeiture proceedings against cannabis businesses, such as the medical-use cannabis facilities that we have acquired and intend to acquire, our investment in those properties may be lost.

The properties that we acquire are subject to extensive regulations, which may result in significant costs and materially and adversely affect our business, financial condition, liquidity and results of operations.

Our properties are and other properties that we expect to acquire will be subject to various local laws and regulatory requirements. Local property regulations, including restrictive covenants of record, may restrict the use of properties we acquire and may require us to obtain approval from local authorities with respect to the properties that we expect to acquire, including prior to acquiring a property or when developing or undertaking renovations. Among other things, these restrictions may relate to cultivation of medical-use cannabis, the use of water and the discharge of waste water, fire and safety, seismic conditions, asbestos-cleanup or hazardous material abatement requirements. We cannot assure you that existing regulatory policies will not materially and adversely affect us or the timing or cost of any future acquisitions, developments or renovations, or that additional regulations will not be adopted that would increase such delays or result in additional costs. Our failure to obtain such regulatory approvals could have a material adverse effect on our business, financial condition, liquidity and results of operations.

Compliance with environmental laws could materially increase our operating expenses.

There may be environmental conditions associated with properties we acquire of which we are unaware. If environmental contamination exists on properties we acquire, we could become subject to liability for the contamination. The presence of hazardous substances on a property may materially and adversely affect our ability to sell the property and we may incur substantial remediation costs. In addition, although we may require in our leases that tenants operate in compliance with all applicable laws and indemnify us against any environmental liabilities arising from a tenant's activities on the property, we could nonetheless be subject to liability by virtue of our ownership interest and we cannot be sure that our tenants would satisfy their indemnification obligations to us. Such environmental liability exposure associated with properties we acquire could harm our business, financial condition, liquidity and results of operations.

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Risks Related to the Securities Markets and Ownership of our Notes

We intend to use the net proceeds from this offering to invest in specialized industrial real estate assets that support the regulated cannabis cultivation and processing industry that are consistent with our investment strategy, and for general corporate purposes, but this offering is not conditioned upon the closing of pending property investments and we will have broad discretion to determine alternative uses of proceeds.

As described under “Use of Proceeds” in this Offering Circular, we intend to use a portion of the net proceeds from this offering to invest in specialized industrial real estate assets that support the regulated cannabis cultivation and processing industry that are consistent with our investment strategy, and for general corporate purposes. However, we will have broad discretion in the application of the net proceeds from this offering, and holders of the common stock will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use, and result in investments that are not accretive to our results from operations.

There is no current market for our Notes.

Investors are limited in their ability to hedge their risks as there is no established market for the sale and purchase of our Notes. Investors will be limited to the fix returns described in the Notes, unless a private purchaser is found. Given the overall risk related to the Notes, an investor may not be able to receive face value for any note purchased from the Company.

Anti-takeover provisions may impede the acquisition of our company.

Certain provisions of the Nevada General Statutes have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the shareholders might otherwise receive a premium for their shares. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements under the “Summary,” “Risk Factors,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections of this Offering Circular. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” and the negative of these terms and other comparable terminology. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. In particular, you should consider the numerous risks and uncertainties described under “Risk Factors.”

While we believe we have identified material risks, these risks and uncertainties are not exhaustive. Other sections of this Offering Circular describe additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. We are under no duty to update any of these forward-looking statements after the date of this Offering Circular to conform our prior statements to actual results or revised expectations, and we do not intend to do so.

Forward-looking statements include, but are not limited to, statements about:

●	our business’ strategies and investment policies;

●	our business’ financing plans and the availability of capital;

●	potential growth opportunities available to our business;

●	the risks associated with potential acquisitions by us;

●	the recruitment and retention of our officers and employees;

●	our expected levels of compensation;

●	the effects of competition on our business; and

●	the impact of future legislation and regulatory changes on our business.

We caution you not to place undue reliance on the forward-looking statements, which speak only as of the date of this Offering Circular.

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USE OF PROCEEDS

In the event that all Notes are sold, gross proceeds to the Company are expected to be $50,000,000. The aforementioned estimate of gross proceeds does not include applicable commissions to be paid, if any, to a registered Broker-Dealer and/or other Placement Agent(s) engaged by the Company that are responsible for selling some or all of the offered Securities.

The “Estimated Use of Proceeds” table below shows figures representing the approximate allocation of funds should the maximum number of Securities be sold in this Offering. The presentation of figures in this table, and any information regarding the actual use of proceeds appearing anywhere in this Offering, or in its exhibits, are “best estimates” and approximations, which are set forth as of the Effective Date of this Offering only and should in all respects be viewed by prospective investors as “forward-looking” statements.

Additionally, these figures will change depending upon a number of factors both in and outside of our control and are not representations of the Company’s actual budget or actual financial or implementation plans, and therefore must not be relied upon in evaluating the merits and risks of an investment in the offered securities.

Beyond that of the net amount realized from this Offering and any additional offerings, capital development efforts using a combination of debt or equity instruments or otherwise may be employed as deemed appropriate by the Board of Directors and management. Accordingly, such additional capital and/or funds realized will dilute existing shareholders’ respective ownership interests in the Company.

Our management will have broad discretion in the application of the net proceeds resulting from this Offering and investors will be relying upon the judgment of management regarding the actual application and use of the net proceeds, and not on any forward-looking statements presented within this Offering or within this “Use of Proceeds” section or its tables.

Estimated Use of Proceeds

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised

Cost of the Offering 6%	$750,000.00	$1,500,000.00	$2,250,000.00	$3,000,000.00
Net Proceeds	$11,750,000.00	23,500,000.00	$35,250,000.00	$47,000,000.00
Wages	$250,000.00	$500,000.00	$750,000.00	$1,000,000.00
Software & Computers	$100,000.00	$100,000.00	$100,000.00	$100,000.00
Vehicles and Equipment	$200,000.00	$200,000.00	$200,000.00	$200,000.00
Debt Repayment (1)	$1,000,000.00	$2,000,000.00	$3,000,000.00	$4,000,000.00
Administrative and Legal	$500,000.00	$500,000.00	$500,000.00	$500,000.00
Sales and Marketing	$2,500,000.00	$5,000,000.00	$7,500,000.00	$10,000,000.00
Working Capital	$500,000.00	$500,000.00	$500,000.00	$500,000.00
Total Expenses	$5,050,000.00	$8,800,000.00	$12,550,000.00	$16,300,000.00
Net	$6,700,000.00	$14,700,000.00	$22,700,000.00	$30,700,000.00

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Additional Considerations

If the Company raises only a portion of the Offering Maximum or is unsuccessful in obtaining customers, then certain aspects of the Company’s anticipated use of proceeds may be modified and/or put on hold until sufficient funding is obtained.

Depending on (i) the amount of funding that we raise in this Offering, (ii) our actual future results of operations, and

(iii) any strategic transactions or other activities that may consume funds, we may need to raise additional funds through additional public or private offerings of our securities.

No assurance can be given that additional sources of funds will be made available to the Company, or that such funds will be available on reasonable terms, if ever so made available.

DIVIDEND POLICY

We have not declared or paid any dividends on our Common Stock. We intend to retain earnings for use in our operations and to finance our business and to pay down the notes from this Offering. Any change in our dividend policy is within the discretion of our board of directors and will depend, among other things, on our earnings, debt service and capital requirements, restrictions in financing agreements, if any, business conditions, legal restrictions and other factors that our board of directors deems relevant.

DILUTION

As we are offering a debt security with no conversion rights, there will be no direct dilution derived from this Offering. However, in the course of day to day operations, the Board of Directors may utilized its authority to issue and designate various series of equity for purposes of acquisitions, joint ventures, equity for services, and other transactions where the Company has insufficient cash on hand, the shareholders may be subject to dilutive effects on their shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with the unaudited financial statements and the notes thereto of the Company included in this Offering Circular. The following discussion contains forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” above.

Overview

On November 20, 2018, the Company underwent a change in control whereby Rick Shykora, the controlling shareholder at the time sold his 1 share of Series C Preferred Stock, representing 75% of the total voting rights at any given time, to Bangi Investments, LLC. Soon after, the Company changed its name to Bangi, Inc. from Compass Technologies, Inc. and designated a new Series D Preferred Stock that was issued to the newly appointed Board of Directors. This change in control and management represents a turning point for the Company’s operations, which are now focused on managing a real estate portfolio related to the Cannabis Hemp and CBD industry.

Results of Operations

The following is management’s discussion of the relevant items affecting results of operations for the years ended January 31, 2019 and 2018, respectively, along with the three months ended April 30, 2019 and 2018, respectively.

Revenues

We did not revenues any revenues for the years ended January 31, 2019 and January 31, 2018. Additionally, we did not record any revenues for the three month period ended April 30, 2019.

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Operating Expenses

For the period ended January 31, 2019, we had total operating expenses of $317,809, consisting of interest expenses and loan default penalty expense, compared to the year ended January 31, 2018 which had operation expenses of $432,956, consisting of general and administrative costs, interest expenses and loan default penalty expenses. The decrease in operating expense was due to a reduction in general and administrative cost and a reduction in loan default penalty expenses. The total operating expense for each period also represented our Net Loss for the respective period.

For the three months ended April 30, 2019, we had operating expense of $750 consisting solely of general and administrative costs, which made up the entirety of our Net Loss for the period.

Operating Activities

Our net cash used in operating activities for the year ended January 31, 2019 was ($42,026) compared to ($89,393) for the year ended January 31, 2018. Although our accrued interest expense increase by nearly $50,000 from 2018 to 2019, it was offset by a reduction in accrued default penalties payable and Net Loss decrease by over $100,000.

For the three months ended April 30, 2019 we recorded net cash used in operating activities of ($602,401). The substantial increase in the loss from operating activities was due to ($600,001) in trade and other receivables.

Investing Activities

We recorded no cash flows from investment activity.

Financing Activities

For the year ended January 31, 2019 we received $42,026 from financing activities, consisting of $5,360 from the sale of common stock and $36,666 in additional paid in capital. This is compared to $89,393 for the year ended January 31, 2018, which consisted of $43,650 in the issuance of convertible promissory notes, $8,170 in sale of common stock, and $37,573 in additional paid in capital.

For the three months ended April 30, 2019, we received $600,000 in additional paid in capital.

Related Party Transactions

Going Concern

The Company sustained continued operating losses during the years ended January 31, 2019 and January 31, 2018. The Company’s continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, in which it has not been successful, and/or obtaining additional financing from its shareholders or other sources, as may be required.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern; however, the above condition raises substantial doubt about the Company’s ability to do so. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

Management is endeavoring to increase revenue-generating operations. While priority is on generating cash from operations through the sale of the Company’s products, management is also seeking to raise additional working capital through various financing sources, including the sale of the Company’s equity and/or debt securities, which may not be available on commercially reasonable terms if at all. If such financing is not available on satisfactory terms, we may be unable to continue our business as desired and our operating results will be adversely affected. In addition, any financing arrangement may have potentially adverse effects on us and/or our stockholders. Debt financing (if available and undertaken) will increase expenses, must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility. If we issue equity securities to raise additional funds, the percentage ownership of our existing stockholders will be reduced, and the new equity securities may have rights, preferences or privileges senior to those of the current holders of our common stock.

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Liquidity and Capital Resources

At the year ended January 31, 2019, we had total assets of $111,677 consisting of non-cash assets of $31,217 in pre-paid and $80,460 in our Motion Sound Amp Loan. Our total assets as of the year ended January 31, 2018 were identical. At the end of both periods, we had substantial liabilities in excess of $1,500,000 due to moneys due on notes, including, default penalties payable, accrued interest expenses, and current and long term convertible debts.

As of April 30, 2019 we had non-cash assets of receivables totaling $711,675. However, this is offset by the continued liabilities in excess of $1,800,000.

Unregistered Sales of Equity Securities and Use of Proceeds

On March 2, 2018, the Company issued 174,979,700 shares of common stock pursuant to a conversion of debt.

On November 14, 2018, the Company issued 111,000,000 shares of common stock pursuant to a conversion of debt.

On December 27, 2018, the Company issued 250,000,000 shares of common stock pursuant to a conversion of debt.

On April 18, 2019, the Company issued 400,000,000 shares of common stock pursuant to a conversion of debt.

These shares were issued pursuant to Rule 506(b) of Regulation D of the Securities Act of 1933.

On April 15, 2019 the Company issued 1,000,000 shares of Series D Preferred Stock to members of our board of directors. The shares were issued pursuant to Section 4(a)(2) of the Securities Act.

Critical Accounting Policies and Estimates

Our financial statements and related public financial information are based on the application of generally accepted accounting principles in the United States (“GAAP”). GAAP requires the use of estimates, assumptions, judgments and subjective interpretations of accounting principles that have an impact on the assets, liabilities, revenues and expense amounts reported. These estimates can also affect supplemental information contained in our external disclosures including information regarding contingencies, risk and financial condition. We believe our use of estimates and underlying accounting assumptions adhere to GAAP and are consistently and conservatively applied. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ materially from these estimates under different assumptions or conditions. We continue to monitor significant estimates made during the preparation of our financial statements.

Our significant accounting policies are summarized in Note 2 of our financial statements included herein. While all of these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates. Our management believes that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our results of operations, financial position or liquidity for the periods presented in this report.

We recognize revenue on arrangements in accordance with FASB ASC No. 605, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

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Use of estimates

The preparation of the audited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended January 31, 2019 and the quarter ended April 30, 2019 include the useful lives of website development cost, beneficial conversion of convertible notes payable, the valuation of derivative liabilities and the valuation of stock-based compensation.

Revenue recognition

The Company follows ASC 605-10 “Revenue Recognition” and recognizes revenue when all the conditions for revenue recognition are met: (i) persuasive evidence of an arrangement exists, (ii) collection of the fee is probable, (iii) the sales price is fixed and determinable and (iv) services have been rendered.

The Company reports its revenue at gross amounts in accordance with ASC 605-45 “Principal Agent Considerations” because it is responsible for fulfillment of the service, has substantial latitude in setting price, assumes the credit risk and it is responsible for the payment of all obligations incurred for legal and debt collection fees. The Company bears the credit risks if it does not collect the settlement fees and will be responsible to pay for fees including, but not limited to, court filing fees, collection fees, travel costs, deposition reporter, video, and transcript fees, expert fees and expenses, investigation costs, messenger and process service fees, computer-assisted legal research fees, document duplication and/or imaging expenses, electronic-data vendor fees, and any fees or costs that a court may order to pay to a party or third party.

Derivative Liabilities

The Company follows the provisions of FASB ASC Topic No. 815-40, “Derivatives and Hedging - Contracts in an Entity’s Own Stock”, for the embedded conversion options that were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures, along with any free-standing derivative instruments and recorded derivative liabilities on their issuance date. The Company uses the Black-Scholes model to value the derivative liabilities.

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BUSINESS

This Prospectus includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Although we believe the publications and reports are reliable, we have not independently verified the data. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this Prospectus, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Real Estate Acquisition and Leasing

Bangi Inc. (the “Company”), is a diversified real estate Company that acquires and leases specialized real estate assets. Our senior management team has significant experience in all aspects of the real estate industry, including acquisitions, dispositions, leasing, development, management and finance.

Special Purpose Industrial Real Estate

Our strategy is to acquire existing industrial real estate assets that can be converted to or are currently operating as medical cannabis cultivation facilities. We will then enter into triple-net lease transactions with experienced state- licensed medical cannabis operators. This lease agreement allows the tenant to pay for the maintenance of the property, taxes and insurance. Our company was attracted to the medical use cannabis sector due to the attractive rental market of State-Licensed Medical Cannabis tenants paying higher rents than typical industrial sector tenants. Therefore, providing a higher annual Net Operating Income and above market Internal rate of returns for our investors.

We plan to finance our acquisitions and growth from the proceeds from fund raising efforts, through equity and debt offerings. Our targeted range of investment will be in the range of $1 Million to $40 Million and average size of building will be between 25,000 Square feet and 100,000 Square Feet.

We are actively seeking and evaluating medical-use cannabis facilities to purchase with the net proceeds of capital that we raise through our offerings. Our goal is to acquire 10 facilities over the next 3 years. Our senior management has identified and is in various stages of reviewing in excess of $50 million of potential properties for acquisition, which amount is estimated based on preliminary discussions with sellers or our internal assessment of the values of such properties.

Market Opportunity

The Industrial Real Estate Sub-Market

The industrial real estate sub-market currently is performing quite well with vacancies in most, if not all, markets at historical lows due to many factors, including the move away from retail locations to local distribution locations for online retailers. The evolution of retail shopping is driving industrial real estate demand. Green Street Advisors estimates the increase in Ecommerce has led to a 20% annual increase in industrial real estate demand, equating to 30- 40 million square feet of space. Green Street estimates 1 million square feet of additional industrial space is required for every $1 billion in online sales. Same day delivery, transportation expenses and access to a strong labor pool are creating the need for Ecommerce tenants to increase the quality of their locations. Leasing or owning industrial properties well outside of urban markets to take advantage of lower costs no longer works in an environment in which same day delivery is expected by customers. Demand from Ecommerce distribution is putting pressure on other non- traditional users of industrial space creating a great backdrop for owners of industrial real estate.

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According to Collier’s International, the U.S. industrial vacancy rate declined for the 22nd consecutive quarter in the first quarter of 2016, declining 10 basis points to 6.3% and down 70 basis points from the first quarter of 2015. Almost 64 million square feet of industrial real estate was absorbed in the first quarter of 2016, an increase of 9.6% year over year. Due to the lower vacancy rate, asking rates increased for the 18th consecutive quarter, according to Colliers.

This supply/demand dynamic creates significant opportunity for owners of industrial facilities, particularly those focused on niche categories, as options are limited for tenants requiring specialized buildings. We intend to purchase specialized industrial properties that are mission critical to the medical-use cannabis industry.

The Regulated Medical-Use Cannabis Industry

The regulated medical-use cannabis industry is a rapidly growing industry that we believe presents a unique real estate investment opportunity under current market conditions. In the United States, the development and growth of the industry has generally been driven by state law and regulation, and accordingly the market varies on a state-by-state basis. State laws that legalize and regulate medical- use cannabis allow patients to consume cannabis for medicinal reasons with a doctor’s recommendation subject to various requirements and limitations. As of June 10, 2016, 26 states and the District of Columbia permit the medical-use of cannabis in some fashion.

We believe that the following conditions create a favorable environment at the current time for investing in real estate assets that support the regulated medical-use cannabis industry:

•	Significant industry growth in recent years and expected continued growth: According to The ArcView Group, a cannabis industry research firm and investor network, of the $4.6 billion in estimated sales of legal cannabis in the U.S. in 2014, approximately 92% of such sales consisted of medical sales. We further expect that the size of the medical-use market will increase as new state markets, including Nevada, Illinois, Massachusetts, and New York, continue to expand.

•	A shift in public opinion regarding the legalization of cannabis, especially as it relates to the medical-use of cannabis: The growth of the regulated cannabis industry has been fueled by changing public attitudes in the U.S. According to a poll by Harris Found 81% of Americans support the legalization of cannabis for medical-use.

•	Increasing momentum toward legalization in many states, particularly for medical uses: Driven in part by shifts in public opinion, it is expected that in 2016 two additional states, Florida and Missouri, may vote to legalize the medical-use of cannabis. While the passage of measures in these states is not guaranteed and opposition is anticipated, expansion of the market opportunity to these states could nevertheless be significant.

•	The federal government’s current relaxed enforcement posture toward cannabis-related activities that are legal under state law: Cannabis is classified as a “Schedule I” controlled substance by the Drug Enforcement Agency and the United States Department of Justice. It is illegal to grow, possess and consume cannabis under Federal law. However, the U.S. Department of Justice has issued memoranda characterizing enforcement of federal cannabis prohibitions as low priority and instructing Federal prosecutors not to take action against individuals complying with state laws. In addition, members of the U.S. Congress have introduced various pieces of proposed legislation that would declassify cannabis as a Schedule I controlled substance or Otherwise remove cannabis from all schedules of controlled substances. Although there is no assurance that any of these proposals will be approved or that the Department of Justice’s enforcement position will not change, we believe that the number and frequency of these proposals, when coupled with changing public attitudes and the prospect of legalization in additional states, indicate that the size and risk profile of the market in which our prospective tenants operate will likely improve.

•	Limited access to capital by industry participants: To date, the status of cannabis under federal law has significantly limited the ability of state-licensed industry participants to fully access the U.S. banking system and traditional financing sources. Because of the lack of access to traditional financing sources, we believe that our sale-leaseback solutions will be attractive to state-licensed medical-use cannabis cultivators and producers.

We believe that the foregoing conditions create a unique window for investment in industrial real estate assets that are uniquely suitable for tenants in the regulated medical-use cannabis industry. We anticipate that future changes in federal and state laws may ultimately open up financing options that have not been available to date in this industry. We believe that such changes will take time, thereby creating an opportunity over the next few years to provide our sale-leaseback solutions to state- licensed industry participants.

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We plan to take advantage of this market opportunity by purchasing the medical-use cannabis facilities of state-licensed growers with a focus on properties that we believe also have potential for long-term appreciation in value. We believe that our sale-leaseback solutions offer an attractive alternative to licensed cultivators who lack access to traditional financing alternatives. While we have entered into a non-binding letters of intent to purchase two properties, located in New York and Illinois, we also intend to acquire medical-use properties in other states that permit medical-use cannabis cultivation, including Washington, Oregon, Nevada, California, Arizona, and Maryland. We expect that our acquisition opportunities will continue to expand as additional states license additional medical-use cultivators.

Our Competitive Strengths

We believe that we have the following competitive strengths:

•	The Experience of Our Executive Management Team. Our senior management team have substantial experience in the real Estate industry and sophisticated finance and capital markets expertise.

•	Focus on Recurring and Dependable Revenue. Our business strategy will focus on acquiring real estate assets from and entering into long-term net leasing arrangements with licensed medical- use cultivators, which we believe will support a recurring and dependable revenue base from the properties that we expect to acquire.

•	Focus on Underserved Industry with Less Competition. Our business strategy of focusing on specialized industrial real estate assets leased to tenants in the regulated medical-use cannabis industry may result in significantly less competition from existing institutional buyers due to the unique nature of the real estate and its tenants. Moreover, we believe the banking industry’s general reluctance to finance owners of these facilities coupled with the owners’ need for capital to fund the growth of their operations will result in significant opportunities for us to acquire specialized industrial properties that provide stable and increasing rental revenue along with the potential for long-term appreciation in value.

•	Positive Medical-Use Cannabis Industry Trends. Based on the growth projections for the medical-use cannabis industry, we expect to see significant spending by state-licensed medical- use cannabis cultivators on their existing and new medical-use cannabis facilities.

Our Business Objectives and Growth Strategies

Our principal business objective is to maximize stockholder returns through a combination of distributions to our stockholders, (2) sustainable long-term growth in cash flows from increased rents, which we hope to pass on to stockholders in the form of increased distributions, and (3) potential long-term appreciation in the value of our properties for capital gains upon future sale. Our primary strategy to achieve our business objective is to invest in and own a portfolio of medical-use cannabis facilities leased to tenants holding the requisite licensing to operate in the regulated medical-use cannabis industry. This strategy includes the following components:

•	Owning Medical-Use Cannabis Cultivation Properties and Related Real Estate Assets for Income. We primarily intend to acquire medical-use cannabis facilities from licensed growers who will continue their cultivation operations after our acquisition of the Property. We expect to hold acquired properties for many years and to generate stable and increasing rental income from leasing these properties to licensed growers.

•	Owning Medical-Use Cannabis Cultivation Properties and Related Real Estate Assets for Appreciation. We primarily intend to lease our acquired properties under long-term net leases. However, from time to time we may elect to sell one or more properties if we believe it to be in the best interests of our stockholders. Potential purchasers may include others in the regulated medical-use cannabis industry desiring access to properties having the requisite zoning and regulatory approvals for cultivation and production of medical-use cannabis or financial purchasers seeking to acquire property for investment purposes. Accordingly, we will seek to acquire properties that we believe also have potential for long-term appreciation in value.

•	Expanding Our Operations as Additional States Permit Medical-Use Cannabis Cultivation and Production. While we have entered into a letter of intent to purchase a property in California, we also intend to acquire properties in other states that permit cannabis cultivation for medical- use, including Washington, Oregon, Nevada, Arizona, and Maryland. We expect that our acquisition opportunities will continue to expand as additional states license additional cultivators.

•	Owning Mortgages on Medical-Use Cannabis Cultivation Properties and Related Real Estate Assets. In circumstances where our purchase of medical-use cannabis facilities is not feasible, we may provide the owner of the property with a first lien mortgage loan secured by the property along with an option to sell the property to us in the future at a predetermined price.

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Our Target Markets

Generally, we expect to target medical-use cannabis facilities owned and operated by licensed growers, which we will acquire from and concurrently lease to those growers under long-term net leases.

According to The ArcView Group, a cannabis industry research firm and investor network, nationwide sales of legal cannabis grew to $5.4 billion up from $4.6 billion in 2014. Of the $4.6 billion in estimated sales in 2014, approximately 92% of such sales consisted of medical sales. Demand is expected to remain strong in 2016 with legal markets projected to grow to $6.7 billion, a 24% increase over 2015, as new state medical markets, including Nevada, Illinois, Massachusetts and New York, expand. According to ArcView, by 2020, legal market sales will grow to estimated $21.8 billion, of which estimated medical-use sales will be approximately $10.15 billion.

States with Legal Access to Cannabis

It is expected that new states will continue to enter the marketplace, which would drive tremendous industry growth in 2018 and 2019, when cannabis businesses in states that legalize cannabis in 2016 will likely begin to generate revenues. Experience shows that it generally takes at least a year or two for a state to establish regulations and for cannabis businesses to generate revenue from operations. The ArcView Group’s projected increase in legal cannabis sales by 2020 is, in part, attributable to this delay between legalization and revenue.

As of July 2018, 31 states and the District of Columbia allow their citizens to use medical cannabis. We expect that the medical-use facilities that we initially acquire will be geographically concentrated in California and Michigan. Continued development of the regulated medical-use cannabis industry depends upon continued legislative authorization of medical -use cannabis at the state level. Any number of factors could slow or halt progress in this area.

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Size and Growth of California Medical Marijuana Market

According to the State of Legal Marijuana Markets Report (4th Edition), published by Arc View Market Research and produced by New Frontier, California is the largest medical marijuana program in the country among states where medical marijuana is currently legal. The California market is fueled by the state's large size, longevity as the first-in- the-nation medical marijuana program, and low barriers to patient access. Even with California's newly passed recreational marijuana law, which will significantly tighten the program with new restrictions; the market is still projected to reach $2.6 billion in sales in 2020. That is nearly double Colorado's $1.5 billion, and over five times the size of the markets in Arizona, Oregon, and Michigan for that year. If legalized in 2016, the medical marijuana markets in Ohio and Pennsylvania will become two of the largest in the country by 2020. According to the data, a handful of states in the western U.S. project to command over 50% of the medical marijuana market by 2020.

Since passing medical-marijuana legislation in 1996, California has amassed more than 750,000 current patients, according to a September 2016 estimate from the Marijuana Policy Project. That's about 1.8% of California's total population as of 2015, and it represents half of all legal medical marijuana patients in the entire United States.

29

U.S. Cannabis Industry Economic Impact: 2013-2020 (est)

Total Economic Impact of Cannabis Industry
$0 B
$10 B
$20 B
$30 B
$40 B
$6.4
$9.6
$13.6
$17.2
$22
$31.2
$38.4
$44
2013
2014
2015
2016
2017
2018
2019
2020
Dispensary/Store Sales
Additional Economic Impact of Dispensary/Store Sales

Chart of the Week — Marijuana Business Daily

California Dispensary Count & Revenue:

Q2 2015 - Q1 2016

Total Dispensary Count:
2,756

Total Dispensary Revenue:
$844,482,174

Dispensary Count
3,000
2,500
2,000
1,500
1,000
500
0
California
All Other States Combined*

Medical Marijuana Sales
$1,400M
$1,200M
$1,000M
$800M
$600M
$400M
$200M
$0M
California
All Other States Combined*

*Data from calendar year 2015

Source: HDL Companies, Marijuana Business Factbook 2016

© 2016 Marijuana Business Daily, a division of Anne Holland Ventures Inc. All rights reserved.

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 Annual Expenditures on Marijuana – The Medium Customer spends $645 on marijuana each year and over 54% spend more than $500. Less than 10% spend over $25,000.

Our Financing Strategy

We intend to meet our long-term capital needs by entering the public market and issuing common stock, preferred stock and long- term notes. We may issue preferred stock or debt securities. We may issue common stock, preferred stock, and long-term notes when we believe that our share price is at a level that allows for the proceeds of any offering invested in additional properties to be accretive. We may also issue common stock to permanently finance properties that were financed by debt securities. However, we cannot assure you that we will have access to the capital markets at times and on terms that are acceptable to us.

Cultivation

In some cases, the real estate assets/facilities that we acquire or lease, we may also finance, build, operate and manage our own regulated medical-use cannabis cultivation business utilizing the expertise of our strategic partners. This strategy will be a complete seed to sell operation that will comply with all state laws and regulations for the medical-use cannabis industry.

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Largest Marijuana Firms in North America

•	GW Pharmaceuticals (Market cap: $2.87 billion) - GW Pharmaceuticals PLC (NASDAQ: GWPH) is a biopharmaceutical company that develops and commercializes therapeutics using a proprietary cannabinoid product platform. The company is included in the NASDAQ biotechnology index. Securities closed at $114.24 on Friday, December 23, and the stock’s 52-week trading range is$79.62 to $137.88.

•	Canopy Growth (Market cap: $780.6 million) - Toronto-traded Canopy Growth Corp. (TSE: Weed) is a diversified marijuana company that produces and sells legal marijuana in the Canadian medical market. The Trudeau government’s promise to legalize recreational pot use is viewed as a huge positive for this company. Securities closed at C$9.35 on Friday, and the 52-week range is C$2.97 to C$17.86.

•	Insys Therapeutics (Market cap: $664.6 million) - Insys Therapeutics Inc. (NASDAQ: INSY) is a biopharmaceutical company that has had two marijuana-based drugs approved by the U.S. FDA. The most recent drug approval, Syndros, boosts appetite for cancer and AIDS-related patients suffering from weight loss. Securities closed at $9.21 on Friday, in a 52-week range of $8.70 to $29.75.

•	Aurora Marijuana (Market cap: $433.8 million) - Aurora Marijuana Inc. (OTC: ACBFF) also trades on Toronto’s venture exchange and is another Canadian company focused on growing and selling medical marijuana. It grows both psychoactive THC products and medically oriented CBD products. Securities closed at $1.67 on Friday. The stock’s 52-week range is $0.31 to $2.96.

•	Axim Biotechnologies (Market cap: $401.6 million) - Axim Biotechnologies Inc. (OTCQB: AXIM) is a biotech firm developing cannabidiol-based treatments for pain, spasticity, anxiety and other medical disorders. At one time this year, the stock was up 2,000% on high-hopes for Axim’s product pipeline. Securities closed at $7.77 on Friday, in a 52-week range of $0.21 to $10.00.

•	Medical Marijuana (Market cap: $380.1 million) - > Medical Marijuana Inc. (OTC Pink: MJNA) is a development stage company that develops, sells and distributes hemp oil that contains naturally occurring cannabinoids. The company also licenses its proprietary testing, genetics, labeling and packaging methods for the medicinal herb industry. Securities closed at $0.15 on Friday, and the stock’s 52-week range is $0.03 to $0.27.

•	Corbus Pharmaceuticals (Market cap: $375.5 million) - This clinical-stage pharmaceutical firm is developing a synthetic oral endocannabinoid-mimetic drug, Resunab, for treating chronic inflammation and halting fibrotic processes without causing immuno-suppression. Resunab is in Phase 2 clinical testing for treatment of systemic lupus erythematosus. Securities of Corbus Pharmaceuticals Holdings Inc. (NASDAQ: CRBP) closed at $8.55 on Friday, in a 52-week range of $1.01 to $10.78.

•	Aphria (Market cap: $373.6 million) - Aphria Inc. (OTC: APHQF) also trades on Canada’s venture exchange and is another grower and seller of medical marijuana through retail stores and wholesale distribution. The company recently signed an intellectual property transfer deal with an Arizona medical marijuana grower. Securities closed at $3.537 on Friday. The 52-week range is $0.77 to $5.79.

•	Arena Pharmaceuticals (Market cap: $340.6 million) - Arena Pharmaceuticals Inc. (NASDAQ: ARNA) is a biopharmaceutical company that developed and distributes a weight-loss drug known as Belviq. Arena makes this list on the strength of a new candidate, ADP371, a cannabinoid-based pain treatment. The stock closed at $1.53 a share on Friday, and its 52-week range is $1.30 to $2.16.

•	Cara Therapeutics (Market cap: $251 million) - Cara Therapeutics Inc. (NASDAQ: CARA) is a clinical-stage biopharma firm that is developing and commercializing treatments for pain and pruritus. In addition to a pre-clinical cannabinoid candidate, CR701, the company has a pain treatment in late-stage trials. Securities closed at $9.97 on Friday. The 52-week range is $4.26 to $17.69.

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Government Regulation

Federal Laws Applicable to the Medical-Use Cannabis Industry

Until the 2018 United States Farm Bill and Hemp Farming Act of 2018, all varieties Cannabis is classified as a Schedule I controlled substance by the Drug Enforcement Agency ("DEA") and the U.S. Department of Justice ("DOJ") with no medical use, and therefore it is illegal to grow, possess and consume cannabis under federal law. The 2018 United States Farm Bill and Hemp Farming Act of 2018 did de-scheduled some Cannabis, specifically Cannabidiol (CBD). However, the Controlled Substances Act of 1910 ("CSA") bans cannabis-related businesses; the possession, cultivation and production of cannabis-infused products; and the distribution of cannabis and products derived from it. Moreover, on two separate occasions the U.S. Supreme Court ruled that the CSA trumps state law. That means that the federal government has the option of enforcing U.S. drug laws, creating a climate of legal uncertainty regarding the production and sale of medical-use cannabis.

Under the Obama administration, the DOJ previously issued memoranda, including the so-called “Cole Memo” on August 29, 2013, providing internal guidance to federal prosecutors concerning enforcement of federal cannabis prohibitions under the CSA. This guidance essentially characterized use of federal law enforcement resources to prosecute those complying with state laws allowing the use, manufacture and distribution of cannabis as an inefficient use of such federal resources when state laws and enforcement efforts are effective with respect to specific federal enforcement priorities under the CSA.

On January 4, 2018, U.S. Attorney General Jeff Sessions issued a written memorandum rescinding the Cole Memo and related internal guidance issued by the DOJ regarding federal law enforcement priorities involving cannabis (the “Sessions Memo”). The Sessions Memo instructs federal prosecutors that when determining which cannabis-related activities to prosecute under federal law with the DOJ’s finite resources, prosecutors should follow the well-established principles set forth in the U.S. Attorneys’ Manual governing all federal prosecutions. The Sessions Memo states that “these principles require federal prosecutors deciding which cases to prosecute to weigh all relevant considerations, including federal law enforcement priorities set by the Attorney General, the seriousness of the crime, the deterrent effect of criminal prosecution, and the cumulative impact of particular crimes on the community.” The Sessions Memo went on to state that given the DOJ’s well-established general principles, “previous nationwide guidance specific to marijuana is unnecessary and is rescinded, effective immediately.” It is unclear what impact the Sessions Memo will have on the medical-use cannabis industry, if any.

In addition, pursuant to the current omnibus spending bill previously approved by Congress, the DOJ is prohibited from using funds appropriated by Congress to prevent states from implementing their medical-use cannabis laws. A similar provision was also included in each prior Congressional omnibus spending bill since 2014. This provision, however, is currently set to expire on September 30, 2019, and there is no assurance that Congress will approve inclusion of a similar prohibition on DOJ spending in the appropriations bills for future years. In USA vs. McIntosh , the United States Circuit Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit's opinion, which only applies in the states of Alaska, Arizona, California, Hawaii and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.

Furthermore, while we target the acquisition of medical-use cannabis facilities, our leases do not prohibit cannabis cultivation for adult-use that is permissible under the state and local laws where our facilities are located. Consequently, certain of our tenants cultivate adult-use cannabis now (or may in the future) in our medical-use cannabis facilities that are permitted by such state and local laws, which may in turn subject the tenant, us and our properties to greater and/or different federal legal and other risks than exclusively medical-use cannabis facilities, including not providing protection under the above Congressional spending provision.

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Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where we purchase a property will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government's enforcement posture with respect to state-licensed cultivation of medical-use cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where we purchase properties, would result in our inability to execute our business plan, and we would likely suffer significant losses with respect to our investment in medical-use cannabis facilities in the United States, which would adversely affect the trading price of our securities.

State Laws Applicable to the Medical-Use Cannabis Industry

In most states that have legalized medical-use cannabis in some form, the growing and/or dispensing of cannabis generally requires that the operator obtain one or more licenses in accordance with applicable state requirements. In addition, many states regulate various aspects of the growing and/or dispensing of medical-use cannabis. For example, New York limits the types of treatable medical conditions, requires registration of both patients and recommending physicians, limits the types of strains that can be grown, sets prices through the State Program Commissioner, requires that a registered pharmacist be on the premises of all dispensaries during hours of operation, and prohibits cannabis in flower form. Local governments in some cases also impose rules and regulations on the manner of operating cannabis businesses. As a result, applicable state and local laws and regulations vary widely. As a result of licensing requirements, if our tenants default under their leases, we may not be able to find new tenants that have the requisite license to engage in the cultivation of medical cannabis on the properties.

Laws Applicable to Banking for Cannabis Industry

All banks are subject to federal law, whether the bank is a national bank or state-chartered bank. At a minimum, all banks maintain federal deposit insurance which requires adherence to federal law. Violation of federal law could subject a bank to loss of its charter. Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. For example, under the Bank Secrecy Act, banks must report to the federal government any suspected illegal activity, which would include any transaction associated with a cannabis-related business. These reports must be filed even though the business is operating in compliance with applicable state and local laws. Therefore, financial institutions that conduct transactions with money generated by cannabis-related conduct could face criminal liability under the Bank Secrecy Act for, among other things, failing to identify or report financial transactions that involve the proceeds of cannabis-related violations of the CSA.

The Financial Crimes Enforcement Network ("FinCen") issued guidance in February 2014 which clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Concurrently with the FinCen guidance, the DOJ issued supplemental guidance directing federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo with respect to federal money laundering, unlicensed money transmitter and Bank Secrecy Act offenses based on cannabis-related violations of the CSA. The FinCen guidance sets forth extensive requirements for financial institutions to meet if they want to offer bank accounts to cannabis-related businesses, including close monitoring of businesses to determine that they meet all of the requirements established by the DOJ, including those enumerated in the Cole Memo. This is a level of scrutiny that is far beyond what is expected of any normal banking relationship.

As a result, many banks are hesitant to offer any banking services to cannabis-related businesses, including opening bank accounts. While we currently have a bank account, our inability to maintain that account or the lack of access to bank accounts or other banking services in the future, would make it difficult for us to operate our business, increase our operating costs, and pose additional operational, logistical and security challenges. Similarly, if our proposed tenants are unable to access banking services, they will not be able to enter into triple-net leasing arrangements with us, as our leases will require rent payments to be made by check or wire transfer.

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Furthermore, it is unclear what impact the rescission of the Cole Memo will have, but federal prosecutors may increase enforcement activities against institutions or individuals that are conducting financial transactions related to cannabis activities.

Agricultural Regulation

The medical-use cannabis properties that we acquire are used primarily for cultivation and production of medical-use cannabis and are subject to the laws, ordinances and regulations of state, local and federal governments, including laws, ordinances and regulations involving land use and usage, water rights, treatment methods, disturbance, the environment, and eminent domain.

Each governmental jurisdiction has its own distinct laws, ordinances and regulations governing the use of agricultural lands. Many such laws, ordinances and regulations seek to regulate water usage and water runoff because water can be in limited supply, as is the case in certain locations where our properties are located. In addition, runoff from rain or from irrigation is governed by laws, ordinances and regulations from state, local and federal governments. Additionally, if any of the water used on or running off from our properties flows to any rivers, streams, ponds, the ocean or other waters, there may be specific laws, ordinances and regulations governing the amount of pollutants, including sediments, nutrients and pesticides, that such water may contain.

We believe that our existing properties have, and other properties that we acquire in the future will have, sources of water, including wells and/or surface water that provide sufficient amounts of water necessary for the current operations at each location. However, should the need arise for additional water from wells and/or surface water sources, we may be required to obtain additional permits or approvals or to make other required notices prior to developing or using such water sources. Permits for drilling water wells or withdrawing surface water may be required by federal, state and local governmental entities pursuant to laws, ordinances, regulations or other requirements, and such permits may be difficult to obtain due to drought, the limited supply of available water within the districts of the states in which our properties are located or other reasons.

In addition to the regulation of water usage and water runoff, state, local and federal governments also seek to regulate the type, quantity and method of use of chemicals and materials for growing crops, including fertilizers, pesticides and nutrient rich materials. Such regulations could include restricting or preventing the use of such chemicals and materials near residential housing or near water sources. Further, some regulations have strictly forbidden or significantly limited the use of certain chemicals and materials. Licenses, permits and approvals must be obtained from governmental authorities requiring such licenses, permits and approvals before chemicals and materials can be used at grow facilities. Reports on the usage of such chemicals and materials must be submitted pursuant to applicable laws, ordinances, and regulations and the terms of the specific licenses, permits and approvals. Failure to comply with laws, ordinances and regulations, to obtain required licenses, permits and approvals or to comply with the terms of such licenses, permits and approvals could result in fines, penalties and/or imprisonment.

The use of land for agricultural purposes in certain jurisdictions is also subject to regulations governing the protection of endangered species. When agricultural lands border, or are in close proximity to, national parks, protected natural habitats or wetlands, the agricultural operations on such properties must comply with laws, ordinances and regulations related to the use of chemicals and materials and avoid disturbance of habitats, wetlands or other protected areas.

Because properties we own may be used for growing medical-use cannabis, there may be other additional land use and zoning regulations at the state or local level that affect our properties that may not apply to other types of agricultural uses. For example, certain states in which our properties are located require stringent security systems in place at grow facilities and require stringent procedures for disposal of waste materials.

As an owner of agricultural lands, we may be liable or responsible for the actions or inactions of our tenants with respect to these laws, regulations and ordinances.

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Environmental Matters

Our properties and the operations thereon are subject to federal, state and local environmental laws, ordinances and regulations, including laws relating to water, air, solid wastes and hazardous substances. Our properties and the operations thereon are also subject to federal, state and local laws, ordinances, regulations and requirements related to the federal Occupational Safety and Health Act, as well as comparable state statutes relating to the health and safety of our employees and others working on our properties. Although we believe that we and our tenants are in material compliance with these requirements, there can be no assurance that we will not incur significant costs, civil and criminal penalties and liabilities, including those relating to claims for damages to persons, property or the environment resulting from operations at our properties.

Real Estate Industry Regulation

Generally, the ownership and operation of real properties are subject to various laws, ordinances and regulations, including regulations relating to zoning, land use, water rights, wastewater, storm water runoff and lien sale rights and procedures. These laws, ordinances or regulations, such as the Comprehensive Environmental Response and Compensation Liability Act and its state analogs, or any changes to any such laws, ordinances or regulations, could result in or increase the potential liability for environmental conditions or circumstances existing, or created by tenants or others, on our properties. Laws related to upkeep, safety and taxation requirements may result in significant unanticipated expenditures, loss of our properties or other impairments to operations, any of which would adversely affect our cash flows from operating activities.

Our property management activities, to the extent we are required to engage in them due to lease defaults by tenants or vacancies on certain properties, will likely be subject to state real estate brokerage laws and regulations as determined by the particular real estate commission for each state.

Legal Proceedings

Neither our management nor the Company have any threatened, pending, or ongoing legal proceedings.

Employees

Currently, our management team represents all employees of the Company.

Property

The Company currently holds principal offices at 18530 Mack Ave., Gross Point Farms, MI 46236. The Company currently has a six month lease beginning August 1, 2019 and pays a lease of $2,100.

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MANAGEMENT

Directors of the corporation are elected by the stockholders to a term of one year and serve until a successor is elected and qualified. Officers of the corporation are appointed by the Board of Directors to a term of one year and serves until a successor is duly appointed and qualified, or until he or he is removed from office. The Board of Directors has no nominating, auditing or compensation committees. The Board of Directors also appointed our officers in accordance with the Bylaws of the Company, and per employment agreements negotiated between the Board of Directors and the respective officer. Currently, there are no such employment agreements. Officers listed herein are employed at the whim of the Directors and state employment law, where applicable.

The name, address, age and position of our officers and directors is set forth below:

Name	Age	First Year as a Director or officer	Office(s) held
Dr. Neil Parsan	46	2019	Chairman of the Board/CEO
William Jackson	55	2019	Director
Hill Harper	53	2019	Director
Rick Shykora	46	2016	Treasurer, Secretary

The term of office of each director of the Company ends at the next annual meeting of the Company’s stockholders or when such director’s successor is elected and qualifies. No date for the next annual meeting of stockholders is specified in the Company’s bylaws or has been fixed by the Board of Directors. The term of office of each officer of the Company ends at the next annual meeting of the Company’s Board of Directors, expected to take place immediately after the next annual meeting of stockholders, or when such officer’s successor is elected and qualifies.

Directors are entitled to reimbursement for expenses in attending meetings but receive no other compensation for services as directors. Directors who are employees may receive compensation for services other than as director. No compensation has been paid to directors for services.

Biographical Information

Dr. Neil Parsan – Chairman of the Board

Dr. Parsan is a Diplomat, Globalist, Strategist-Ambassador(Ret) USA, Mexico, and Secretary for Development, (OAS)/Advisor-World Bank. Also, Dr. Parsan serves as Chairman for BANGI Inc, and founder of ParsanCross. Former Secretary for integrated development Organization of American States (OAS).

Dr. Neil Parsan assumed the position of Ambassador Extraordinary and Plenipotentiary to the United States of America, non-resident Ambassador to the United Mexican States, and Permanent Representative of Trinidad and Tobago to the Organization of American States (OAS) in February 2011. He also held the Cabinet position of Executive Secretary for Integral Development at the Organization of American States (OAS) as confirmed by 34 countries through the Inter-American Council for Integral Development (CIDI) in September 2015. Currently, Dr. Parsan remains a respected diplomat, globalist, strategist and Secretary for Integrated Development for (OAS).

Willard Jackson – Vice Chairman

A native of Denton, TX, Willard L. Jackson, Jr., is an innovative, seasoned entrepreneur with a strong track record of superior operational success. Mr. Jackson currently serves as Vice Chairman of the Board of CVG Group, LLC., of which he is also a Co-Founder. CVG is a private investment group, which counts among its portfolio companies Ebony Media Operations and Starline Luxury Coaches, of which Mr. Jackson is the Vice Chairman.

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Mr. Jackson has a stellar, 20-year record of providing highly-experienced executive leadership, resolving complex business challenges, as founder, owner and CEO of MetroplexCore Industries--a provider of environmental site assessment, project management and tank cleaning services to the oil and gas industry.

Willard also currently serves as Chairman of the Board and Chief Executive Officer for Offisol--a management consulting and staff augmentation company. Additionally, Willard has skillfully overseen projects for a number of Fortune 100 clients, including Chevron USA, ExxonMobil, Shell, and Conoco Philips.

A graduate of the University of St. Thomas with a Bachelor's Degree in Business Administration, some of Mr. Jackson's major accomplishments include but are not limited to: 2002 Presidential Appointee to the Federal Home Loan Bank Board of Directors, where he served until 2008; and 1995 Texas Gubernatorial Appointee to the Board of Regents of Texas Southern University, serving as Chairman from 1997 to 2003.

Hill Harper – Director

Mr. Hill Harper is an accomplished actor with leading roles in CSI: New York and the Good Doctor. Other film roles include the lead in the independent film, Love, Sex and Eating the Bones (2003), which was accepted into the Toronto International, Palm Springs, and Pan African film festivals. This intriguing film won "Most Unexceptional Canadian First Feature Film" in the 2003 Toronto International Film Festival and both "Most Unexceptional Feature" and "Audience Favorite" in the 2004 Pan African Film Festival. He has also completed work on the independent film, America Brown (2004), which was accepted into the 2004 Tribeca Film Festival.. Mr. Harper graduated magna cum laude from Brown University with a Bachelor of Arts degree and graduated with a J.D. (cum laude) from Harvard Law School, as well as with a Masters in Public Administration from the Kennedy School of Government.

Rick Shykora – Treasurer and Secretary

Mr. Shykora has 18 years of experience working with publicly traded companies in both the United States and Canada. His core competencies include corporate governance, corporate restructuring, debt restructuring, secretarial services and sourcing new revenue opportunities and funding sources. This experience has come from being directly involved in different roles in numerous public companies, acting in the capacity of officer, director, secretary, treasurer, and consultant. His main focus has been to reorganize and restructure companies that are both fully reporting issuers and companies traded on the OTC Markets. In addition, has coordinated both emerging public start-ups requiring registration and managed all aspects of audit processes and ongoing disclosure required by FINRA and the SEC.

Executive Compensation

At this time, no executive of director of the Company has received any compensation for their services to date.

RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

On November 10, 2018, Bangi Investments, LLC purchased 1 share of Class C Preferred Stock, having voting rights equal to seventy five percent (75%) of the total voting rights of the Company at any time, from our then CEO and now Secretary, Rick Shykora in exchange for covering the costs of the Company’s accounts payable.

Upon appointment to the Board of Directors, Hill Harper, Dr. Neil Parsan, and Williard Jackson were issued 200,000, 300,000, and 300,000 shares of Series D Preferred Stock, respectively, for their appointment to the Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth information as to the shares of Common Stock beneficially owned as of August 22, 2019, by (i) each person known to us to be the beneficial owner of more than 5% of our Common Stock; (ii) each Director; (iii) each Executive Officer; and (iv) all of our Directors and Executive Officers as a group. Unless otherwise indicated in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned by them. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act, which generally means that shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the date hereof are considered to be beneficially owned, including for the purpose of computing the percentage ownership of the person holding such options, but are not considered outstanding when computing the percentage ownership of each other person. The footnotes below indicate the amount of unvested options for each person in the table. None of these unvested options vest within 60 days of the date hereof.

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Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Dr. Neil Parsan	Chairman of The Board and Director	4.99%	Preferred D	4.99%
Willard L. Jackson	Director	4.99%	Preferred D	4.99%
Hill Harper	Director	4.99%	Preferred D	4.99%
Richard Shykora	Director	0%
Bangi Investments, LLC	Beneficial Owner Nicole Birch, Manager 100 River Run, Roswell Georgia 30075 *Resident Agent same Individual.	1	Preferred C	75%
TOTALS				89.97%

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DESCRIPTION OF CAPITAL

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to our articles of incorporation, as amended and our bylaws, as amended, which are included as exhibits to the registration statement of which this Offering Circular forms a part.

Common Stock

We are authorized to issue up to 10,000,000,000 shares of common stock, par value $0.00001, of which we currently have 4,646,827,035 shares issued and outstanding.

Voting

Each holder of our Common Stock is entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the votes cast. Cumulative voting for the election of directors is not permitted.

Dividends

Holders of our Common Stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available for payment, subject to the rights of holders, if any, of our preferred stock. Any decision to pay dividends on our Common Stock will be at the discretion of our Board of Directors. Our Board of Directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The Board’s determination to issue dividends will depend upon our profitability and financial condition, and other factors that our Board of Directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of our company, the holders of our Common Stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full all of our debts and after the holders of all outstanding preferred stock, if any, have received their liquidation preferences in full.

Series A Preferred Stock

We are authorized to issue up to 100,000,000 shares of Series A Preferred Stock, par value $0.0001, of which there are currently 540,000 shares issued and outstanding.

Voting

Each holder of our Series A Preferred Stock is entitled to 100 votes per 1 share of Series A Preferred Stock held.

Conversion Rights

There are no conversion rights for the Series A Preferred Stock.

Liquidation Rights

The holders of Series A Preferred Stock do not have preference in the event of liquidation and are deemed on par with the issued and outstanding shares of common and any other rights to liquidation rights.

Series B Preferred Stock

We are authorized to issue up to 1,000,000 shares of Series B Preferred Stock, par value $0.0001, of which there are currently 0 shares issued and outstanding.

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Voting

Each holder of our Series B Preferred Stock is entitled to 10 votes per 1 share of Series B Preferred Stock held.

Conversion Rights

Each share of Series B Preferred Stock shall convert into common stock equal to the price of the Series B Preferred as determined by Section 2.6 of the Bylaws divided by the par value of the Series B Preferred. For example, assuming that each share of Series B Preferred Stock is valued at $2.50 per share and par value is $0.0001 per share, each share of Series B Preferred shall convert into 250,000 shares of common stock of the Company.

Liquidation Rights

Upon liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Company an amount equal to $1.00 per share or, in an aggregate subscription by a singer subscriber for Series B Preferred Stock is in excess of $100,000.00 then $0.997 per share, plus all declared but unpaid dividends.

Series C Preferred Stock

We are authorized to issue up to 3 shares of Series C Preferred Stock, par value $0.0001, of which there are currently 1 share issued and outstanding.

Voting

If at least 1 share of Series C Preferred Stock is issued, then the aggregate of the total issued and outstanding Series C Preferred shall have voting rights equal to 4 times the sum of a) the total number of common stock issued and outstanding at the time of voting, plus b) the total number of Series B Preferred Stock which is issued and outstanding at the time of voting.

Conversion Rights

Each share of Series C Preferred Stock shall be convertible into a number of shares of common stock equal to 4 times the number of common shares issued and outstanding divided by the total number of shares of Series C Preferred Stock outstanding.

Liquidation Rights

The holders of Series C Preferred Stock do not have preference in the event of liquidation and are deemed on par with the issued and outstanding shares of common and any other rights to liquidation rights.

Series D Preferred Stock

We are authorized to issue up to 100,000,000 shares of Series C Preferred Stock, par value $0.0001, of which there are currently 1,000,000 shares issued and outstanding.

Voting

Each share of Series D Preferred Stock shall have 1 vote per share.

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Conversion Rights

Each share of Series D Preferred Stock shall have a conversion price equal to dividing $0.50 by the Conversion Price at the time of conversion, multiplied by each share of Series D Preferred Stock to be converted. The Conversion Price shall be defined as the lowest reporting sale price for the 10 days prior to any conversion.

No shares of Series D Preferred Stock shall be converted for 6 months from the date of issuance.

Liquidation Rights

The Series D Preferred Stock have priority over all other series of shares in the event of liquidation, dissolution, or winding up.

Limitations on Liability and Indemnification of Officers and Directors

Nevada law authorizes corporations to limit or eliminate (with a few exceptions) the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our articles of incorporation and bylaws include provisions that eliminate, to the extent allowable under Nevada law, the personal liability of directors or officers for monetary damages for actions taken as a director or officer, as the case may be. Our articles of incorporation and bylaws also provide that we must indemnify and advance reasonable expenses to our directors and officers to the fullest extent permitted by Nevada law. We are also expressly authorized to carry directors’ and officers’ insurance for our directors, officers, employees and agents for some liabilities. We currently maintain directors’ and officers’ insurance covering certain liabilities that may be incurred by directors and officers in the performance of their duties

The limitation of liability and indemnification provisions in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to the indemnification provisions in our articles of incorporation and bylaws.

There is currently no pending litigation or proceeding involving any of directors, officers or employees for which indemnification is sought.

Transfer Agent

Although the Company will not be utilizing a CUSIP number or the services of a transfer agent, the common stock of the Company is managed by Pacific Stock Transfer with an address at 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

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PLAN OF DISTRIBUTION

The Offering will be sold by our officers and directors.

This is a self-underwritten offering. This Offering Circular is part of an exemption under Regulation A that permits our officers and directors to sell the securities directly to the public in those jurisdictions where the Offering Circular is approved, with no commission or other remuneration payable for any Securities sold. There are no plans or arrangements to enter into any contracts or agreements to sell the Securities with a broker or dealer. After the qualification by the Commission and acceptance by those states where the offering will occur, the Officer and Directors intends to advertise through personal contacts, telephone, and hold investment meetings in those approved jurisdictions only. We do not intend to use any mass-advertising methods such as the Internet or print media. Officers and Directors will also distribute the prospectus to potential investors at meetings, to their business associates and to his friends and relatives who are interested the Company as a possible investment, so long as the offering is an accordance with the rules and regulations governing the offering of securities in the jurisdictions where the Offering Circular has been approved. In offering the securities on our behalf, the Officers and Directors will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

The Company is currently selling the Securities on a “best efforts” basis; however, we reserve the right to engage one or more registered Broker/Dealers and/or other Placement Agent(s) in connection with this Offering. Each such Placement Agent may be entitled to receive cash commissions, equity incentives, and/or some combination of the two as compensation for their efforts, as negotiated by the Company – at its sole and exclusive discretion – on a case-by- case basis with each Placement Agent at the time of engagement.

Terms of the Offering

The Company is offering on a best-efforts, self-underwritten basis a maximum of $50,000,000.00 worth of promissory notes. There is a minimum offering of $300.00. Until such time that the minimum offering is met, an investor shall deposit their subscription with Eilers Law Group, P.A., acting as escrow agent. Once the minimum offering has been met, all funds held in escrow shall be release to the Company. In the event that the Company fails to meet the minimum offering, the escrow agent shall return the funds to the Investor, less any administrative and/or banking fees.

VALIDITY OF COMMON STOCK

The validity of the securities offered hereby will be passed upon by Eilers Law Group, P.A.

EXPERTS

None

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PART III EXHIBITS

EXHIBIT INDEX

Date of File
2.1	Articles of Incorporation	5/25/2005
2.2	Original Bylaws	5/25/2005
2.3	Amended and Restated Articles of Incorporation Changing the name to Compass Biotechnologies, Inc.	Herein
2.4	Amended and Restated Articles of Incorporation changing the name to Bangi, Inc.	Herein
2.5	Series A Preferred Designation	Herein
2.6	Series B Preferred Designation	Herein
2.7	Series C Preferred Designation	Herein
2.8	Series D Preferred Designation	Herein
4.1	Form of Note Purchase Agreement	Herein
11.1	Consent of Eilers Law Group, P.A.	Herein
12.1	Opinion regarding legality	Herein

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Washington, DC on this 30th day September of 2019.

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Dr. Neil Parsan
Dr. Neil Parsan Chief Executive Officer Chairman of the Board of Directors Principal Executive Officer

By:	/s/ Hill Harper
Hill Harper Director

By:	/s/ Rick Shykora
Rick Shykora Treasurer Secretary Principal Accounting Officer Principal Financial Officer

By:	/s/ Willard L. Jackson
Willard L. Jackson Director

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COMPASS BIOTECHNOLOGIES INC.

ANNUAL REPORT AND FINANCIAL STATEMENTS

FOR THE PERIOD ENDED 31 JANUARY 2019

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Compass Biotechnologies Inc

Annual report and financial statements

For the period ended 31 January 2019

CONTENTS
PAGE

Report of the independent auditor	1 - 2

Financial statements:

Consolidated Statements of Expenses	3

Consolidated Balance Sheets	4

Consolidated Statement of Stockholders’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes: significant accounting policies	7 - 8

Notes	9 - 11

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UHY
Kenya
A member of UHY international, a network of independent accounting and consulting firms
Website: www.uhy.com, www.uhy-ke.com

Certified Public Accountants (K)
Centro House, 1st Floor, Ring Road, Westlands
P. O. Box 13550-00800 Nairobi, Kenya
Tel: +254 (020)4447286, 4447196, 4442860, 4446452
Safaricom: +254 (0)710472609, Airtel: +254 (0) 787036352
Email: info@uhy-ke.com

REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF COMPASS BIOTECHNOLOGIES INC

Page 1

Opinion

We have audited the financial statements of Compass Biotechnologies Inc set out on pages 4 to 11 which comprise the statement of financial position as at 31 January 2019, the statement of profit or loss, statement of stockholders equity and statement of cash flows for the year then ended and notes to the financial statements, including a summary of significant accounting policies.

In our opinion, the accompanying financial statements give a true and fair view of the financial position of the company as at 31 January 2019 and of its financial performance and cash flows for the year then ended in accordance with the Accounting Principles Generally Accepted in the United States of America (US GAAP).

Basis for opinion

We conducted our audit in accordance with International Standards on Auditing (ISAs). Our responsibilities under those standards are further described in the Auditor's Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the company in accordance with the International Ethics Standards Board for Accountants' Code of Ethics for Professional Accountants (IESBA Code) together with the ethical requirements that are relevant to our audit of the financial statements and we have fulfilled our other ethical responsibilities in accordance with these requirements and the IESBA Code. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Other information

Management is responsible for the other information. The other information comprises of the schedule of operating expenditure but does not include the financial statements and our auditor's report thereon.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Responsibilities of management for the financial statements

Management is responsible for the preparation of the financial statements that give a true and fair view in accordance with US GAAP and for such internal control as management determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intend to liquidate the company or to cease operations, or has no realistic alternative but to do so.

Partners: M. Mbuthia, B. Kanyoro, D. Kabiru

A member of UHY International, a network of independent accounting and consulting firms
Website: www.uhy.com, www.uhy-ke.com

REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF COMPASS BIOTECHNOLOGIES INC (CONTINUED) Page 2

Auditor's Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor's report that includes our opinion. Reasonable assurance is a high level of assurance but is not a guarantee that an audit conducted in accordance with ISAs will always detect a material misstatement when it exists. Misstatements can arise from fraud or error and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with ISAs, we exercise professional judgement and maintain professional skepticism throughout the audit. We also:

- Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control.

- Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's internal control.

- Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by management.

- Conclude on the appropriateness of management's use of the going concern basis of accounting and based on the audit evidence obtained, whether a material uncertainty exists related to events or conditions that may cast significant doubt on the company's ability to continue as a going concern. If we conclude that a material uncertainty exists, we are required to draw attention in our auditor's report to the related disclosures in the financial statements or, if such disclosures are inadequate, to modify our opinion. Our conclusions are based on the audit evidence obtained up to the date of our auditor's report. However, future events or conditions may cause the company to cease to continue as a going concern.

We communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

Restriction on use

We draw attention to Note 1 of the financial statements, which describes the basis of preparation. The financial statements have been prepared to assist the parent company prepare consolidated financial statements and as a result may not be suitable for any other purpose. Our report is intended solely for the directors of Compass Biotechnologies Inc and should not be used by any other parties. Our opinion is not modified in that respect.

UHY Kenya

Certified Public Accountants
NAIROBI
31 May 2019

Compass Biotechnologies Inc.
May 31, 2019

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 CONSOLIDATED STATEMENTS OF EXPENSES	Page 3

	Notes	2019 USD	2018 USD

Revenue		0	0

Cost of sales		0	0

Gross profit/(loss)		0	0

Other operating income		0	0

Administrative expenses	12	-45,379	-212,640

Net loss before other items		-45,379	-212,640

Interest expense	2	-278,430	-220,316

Net loss before taxes		-323,809	-432,956

Tax expense	3	0	0

Total net loss		-323,809	-432,956

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 CONSOLIDATED BALANCE SHEETS	Page 4

		2019	2018
	Notes	USD	USD
Current assets
Other receivables	8	111,675	111,675
		111,675	111,675
Total assets		111,675	111,675

Current liabilities
Trade and other payables	9	1,346,206	1,028,848
Short term debt	7	78,195	113,770
		1,424,401	1,142,618
Non-current liabilities
Long term debt	7	433,389	433,389
		1,857,790	1,576,006
Stockholders' Equity
Common stock	4	42,468	37,108
Preferred stock	5	54	54
Additional paid-in capital		5,311,342	5,274,676
Accumulated (losses)	Page 5	-7,099,978	-6,776,169
Total stockholders' deficit		-1,746,114	-1,464,331
Total liabilities and stockholders' equity		111,675	111,675

The financial statements on pages 3 to 11 were approved and authorized for issue by the Board of Directors on _____________________ 2019 and were signed on its behalf by:

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 CONSOLIDATED STATEMENTS OF STAKEHOLDERS EQUITY (DEFICIT)	Page 5

		Common stock	Preferred stock	Paid-in share capital	Retained earnings	Total
	Note	USD	USD	USD	USD	USD

Period ended 31 January 2018
At start of period		28,938	54	5,237,103	-6,343,213	-1,077,118
Loss for the year		0	0	0	-432,956	-432,956
Transactions with owners:
Borrowing classified as equity		8,170	0	37,573	0	45,743
At end of period		37,108	54	5,274,676	-6,776,169	-1,464,331

Period ended 31 January 2019
At start of period	37,108	54	5,274,676	-6,776,169	-1,464,331
(Loss) for the year	0	0	0	-323,809	-323,809
Transactions with owners:
Borrowing classified as equity	5,360	0	36,666	0	42,026
At end of period	42,468	54	5,311,342	-7,099,978	-1,746,114

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 CONSOLIDATED STATEMENTS OF CASH FLOWS	Page 6

		2019	2018
	Note	USD	USD
Cash Flows From Operating Activities

Net loss		-323,809	-432,956

Adjustments to reconcile net income (loss) to net cash used in operating activities

Trade and other receivables		0	-23,650
Trade and other payables		317,358	367,212

Net cash used in operating activities		-6,451	-89,393

Cash flows from financing activities

Issuance of common stock		5,360	8,170
Proceeds from Convertible Notes		0	43,650
Additional paid-in capital		36,666	37,573

Net cash from financing activities		42,026	89,393

Increase in cash and cash equivalents		0	0

Movement in cash and cash equivalents At start of period		0	0
Increase in cash and cash equivalents		0	0

At end of period		0	0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 NOTES	Page 7

1	SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these financial statements are set out below.

a)	Basis of preparation

The financial statements have been prepared under the historical cost convention and are in accordance with Accounting Principles Generally Accepted in the United States of America (US GAAP). The historical cost convention is generally based on the fair value of the consideration given in exchange of assets.

Going concern

The financial performance of the company is set out in the statement of profit or loss. The financial position of the company is set out in the statement of financial position.

Based on the financial performance and position of the company and its risk management policies, the management are of the opinion that the company is well placed to continue in business within one year from the date the financial statements are issued or available to be issued.

b)	Key sources of estimation uncertainty

In the application of the accounting policies, management is required to make the judgments, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other relevant factors. Such estimates and assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

Management has made the following assumptions that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

-

Impairment of trade and other receivables - Management reviews their portfolio of trade and other receivables on a monthly basis. In determining whether receivables are impaired, management makes judgement as to whether there is any evidence indicating that there is a measurable decrease in the estimated future cash flows expected.

c)	Significant judgements made by management in applying the company's accounting policies

Management have made the following judgements that are considered to have the most significant effect on the amounts recognised in the financial statements:

-

Revenue recognition - In making their judgement, management considered the detailed criteria for the recognition of revenue from the sale of goods and performance of service and, in particular, whether the company had transferred to the buyer the significant risks and rewards of ownership of the goods. Following the detailed quantification of the company's liability in respect of rectification work, and the agreed limitation on the customers ability to require further work or to require the replacement of the goods, management are satisfied that the significant risks and rewards have been transferred and that recognition of an appropriate provision for the rectification costs.

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 NOTES (CONTINUED)	Page 8

1	SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d)	Revenue recognition

The company recognises revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collectability is reasonably assured and when the specific criteria have been met for each of the company's activities as described below:

	i)	Grant income is recognised in the period in which it is earned.
	ii)	Consultancy income is recognised in the period in which it is earned.
	iii)	Interest income is accrued by reference to time in relation to the principal outstanding and the effective interest rate applicable.

e)	Translation of foreign currencies

Transactions in foreign currencies during the period are converted into US Dollars (the functional currency), at the rates ruling at the transaction dates. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. The resulting differences from conversion and translation are dealt with in profit or loss in the period in which they arise.

f)	Cash and cash equivalents

For purposes of the statement of cash flows, the company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

g)	Capital contributions

Common stock are classified as equity.

h)	Taxation

The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss.

Current tax is provided on the results for the year, adjusted in accordance with the enacted tax rates only.

Deferred tax assets are recognized in full and then reduced "by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realized." The valuation allowance will "reduce the deferred tax asset to the [net] amount that is more likely than not to be realized."

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 NOTES (CONTINUED)	Page 9

		2019	2018
2	Finance costs	USD	USD

	Interest expense	278,430	220,316
	Realised exchange loss	0	0
		278,430	220,316
3	Tax
	Current tax	0	0
	Tax charge	0	0

	Tax payable/recoverable	0	0
	Balance at 01 December	0	0
	Charge for the year	0	0
	Balance at 31 January	0	0

		2019	2018
4	Common stock	USD	USD
	Common stock
	At 1 January	37,108	28,938
	Issued during the year	5,360	8,170
	At 31 December	42,468	37,108

The common stock of the company is USD. 0.00001 representing 4,246,827,035 shares.

Authorized shares 9,997,999,997 issued shares 4,246,827,035 (2018: 3,710,847,335)

5	Preferred stock class, series A	2019	2018
		USD	USD
	Preferred stock, 0% noncumulative, nonparticipating
	At 1 January	54	54
	Issued during the year	0	0
	At 31 December	54	54

Authorized shares are 100,000,000 par value of $0.0001, issued shares are 540,000

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 NOTES (CONTINUED)	Page 10

6	Additional paid-in capital	2019	2018
		USD	USD

	At 1 January	5,274,676	5,237,103
	Issued during the year	36,666	37,573
	At 31 December	5,311,342	5,274,676

7	Borrowings
	The borrowings are made up as follows:

	Convertible debt notes
	At 1 January	113,770	113,770
	Issued during the year	-35,575	0
	At 31 December	78,195	113,770

	Convertible debt notes payable
	Bollinger group notes	74,250	74,250
	KB CDN payable	269,139	269,139
	River north equity CDN	90,000	90,000
		433,389	433,389
8	Trade and other receivables
	Deposits and prepayments	31,215	31,215
	Sound Amp loan	80,460	80,460
		111,675	111,675
9	Trade and other payables
	Current
	Accrued interest expense	745,117	466,688
	Accrued default penalty payable	595,089	562,161
	Audit fees	6,000	0
	Total trade and other payables	1,346,206	1,028,848

In the opinion of management, the carrying amounts of trade and other payables

The carrying amounts of the company's trade and other payables are

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 NOTES (CONTINUED)	Page 11

10	Incorporation

The company is incorporated in Nevada, United States of America.

11	Presentation currency

The financial statements are presented in US Dollars (USD).

12	Administration expenses	2019	2018
		USD	USD
	Audit fees	6,000	0
	General and other administrative expenses	0	20,000
	Interest expense	278,430	220,316
	Loan default penalty expense	39,379	192,640
		323,809	432,956

Compass Biotechnologies Inc Annual report and financial statements For the period ended 31 January 2019 TAX COMPUTATION	Appendix I

2019
USD
(Loss) as per the financial statements	-323,809
Add: Amortization of patents	0

-323,809
Add: losses brought forward	-6,776,169
ADJUSTED (LOSS) CHARGEABLE TO TAX	-7,099,978

COMPASS BIOTECHNOLOGIES INC.

QUARTERLY REPORT AND FINANCIAL STATEMENTS FOR

THE THREE MONTHS PERIOD ENDED 30 APRIL 2019

Compass Biotechnologies Inc

Quarterly report and financial statements

For the three months period ended 30 April 2019

CONTENTS

PAGE

Report of the independent auditor	1 - 2

Financial statements:

Consolidated Statements of Expenses	3

Consolidated Balance Sheets	4

Consolidated Statement of Stockholders’ Equity (Deficit)	5

Consolidated Statements of Cash Flows	6

Notes: significant accounting policies	7 - 8

Notes	9 - 11

UHY Kenya

A member of UHY International, a network of independent accounting and consulting firms
Website: www.uhy.com, www.uhy-ke.com

Certified Public Accountants (K)

Centro House, 1st Floor, Ring Road, Westlands
P. O. Box 13550-00800 Nairobi, Kenya
Tel: +254 (020)4447286, 4447196, 4442860, 4446452
Safaricom: +254 (0)710472609, Airtel: +254 (0) 787036352
Email: info@uhy-ke.com

Page 1

REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF COMPASS BIOTECHNOLOGIES INC
FOR THE THREE MONTHS PERIOD ENDED 30 APRIL 2019

We have audited the financial statements of Compass Biotechnologies Inc set out on pages 4 to 11 which comprise the statement of financial position as at 30 April 19, the statement of profit or loss, statement of stockholders equity and statement of cash flows for the year then ended and notes to the financial statements, including a summary of significant accounting policies.

Responsibilities of management for the financial statements

Management is responsible for the preparation of the financial statements that give a true and fair view in accordance with US GAAP and for such internal control as management determine is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is responsible for assessing the company's ability to continue as a going concern, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intend to liquidate the company or to cease operations, or has no realistic alternative but to do so.

Other information

Management is responsible for the other information. The other information comprises of the schedule of operating expenditure but does not include the financial statements and our auditor's report thereon.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit, or otherwise appears to be materially misstated. If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact. We have nothing to report in this regard.

Partners: M. Mbuthia, D. Kabiru
Associate Partner: H. Mithamo, E. Miano

UHY Kenya
A member of UHY international, a network of independent accounting and consulting firms
Website: www.uhy.com, www.uhy-ke.com

REPORT OF THE INDEPENDENT AUDITOR
TO THE MEMBERS OF COMPASS BIOTECHNOLOGIES INC (CONTINUED)
FOR THE THREE MONTHS PERIOD ENDED 30 APRIL 2019

Page 2

Auditor's Responsibilities for the Audit of the Financial Statements

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and the disclosures in the financial statements. The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a reasonable basis for our audit opinion.

Opinion

In our opinion, the accompanying financial statements give a true and fair view of the financial position of the company as at 31 January 2019 and of its financial performance and cash flows for the year then ended in accordance with the Accounting Principles Generally Accepted in the United States of America (US GAAP).

Restriction on use

We draw attention to Note 1 of the financial statements, which describes the basis of preparation. The financial statements have been prepared to assist the parent company prepare consolidated financial statements and as a result may not be suitable for any other purpose. Our report is intended solely for the directors of Compass Biotechnologies Inc and should not be used by any other parties. Our opinion is not modified in that respect.

UHY Kenya
Certified Public Accountants
NAIROBI

31 May 2019

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019			Page 3

CONSOLIDATED STATEMENTS OF EXPENSES
		2019	2019
	Notes	3 months USD	12 months USD

Revenue		0	0

Cost of sales		0	0

Gross profit/(loss)		0	0

Other operating income		0	0

Administrative expenses	12	-750	-45,379

Net loss before other items		-750	-45,379

Interest expense	2	0	-278,430

Net loss before taxes		-750	-323,809

Tax expense	3	0	0

Total net loss		-750	-323,809

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Quarterly report and financial statements As at 30 April 2019			Page 4

CONSOLIDATED BALANCE SHEETS
	Notes	2019 3 months USD	2019 12 months USD
Current assets
Other receivables	8	711,675	111,675
		711,675	111,675
Total assets		711,675	111,675

Current liabilities
Trade and other payables	9	1,344,556	1,346,206
Short term debt	7	80,595	78,195

Non-current liabilities		1,425,151	1,424,401
Long term debt	7	433,389	433,389
		1,858,540	1,857,790
Stockholders' Equity
Common stock	4	42,468	42,468
Preferred stock	5	54	54
Additional paid-in capital		5,911,342	5,311,342
Accumulated (losses)	Page 5	-7,100,728	-7,099,978

Total stockholders' deficit		-1,146,864	-1,746,115

Total liabilities and stockholders' equity		711,675	111,675

The financial statements on pages 3 to 11 were approved and authorised for issue by the Board of Directors on 31 May 2019 and were signed on its behalf by:

Richard Shykora, CEO / Secretary / Director

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019						Page 5

CONSOLIDATED STATEMENTS OF STAKEHOLDERS EQUITY (DEFICIT)

		Common stock	Preferred stock	Paid-in share capital	Retained earnings	Total
Period ended 31 January 2018	Note	USD	USD	USD	USD	USD
At start of period		37,108	54	5,274,676	-6,776,169	-1,355,184
Loss for the year		0	0	0	-323,809	0
Transactions with owners:
Borrowing classified as equity		5,360	0	36,666	0	0
At end of period		42,468	54	5,311,342	-7,099,978	-1,355,184

Period ended 31 January 2019
At start of period		42,468	54	5,311,342	-7,099,978	-1,746,114
(Loss) for the year		0	0	0	-750	-750
Transactions with owners:
Borrowing classified as equity		0	0	600,000	0	600,000
At end of period		42,468	54	5,911,342	-7,100,728	-1,146,864

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019			Page 6

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Note	2019 3 months USD	2019 12 months USD
Cash Flows From Operating Activities

Net loss		-750	-323,809

Adjustments to reconcile net income (loss) to net cash used in operating activities

Trade and other receivables		-600,001	-23,650
Trade and other payables		-1,650	367,212

Net cash used in operating activities		-602,401	19,754

Cash flows from financing activities

Issuance of common stock		0	5,360
Proceeds from Convertible Notes		0	43,650
Additional paid-in capital		600,000	36,666

Net cash from financing activities		600,000	85,676

Increase in cash and cash equivalents		0	105,430

Movement in cash and cash equivalents At start of period		0	0
Increase in cash and cash equivalents		0	0

At end of period		0	0

SUPPLEMENTAL DISCLOSURE OF CASH FLOW

The notes on pages 8 to 11 form an integral part of these financial statements.

Report of the independent auditor - pages 1 to 2.

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019	Page 7

NOTES

1 SIGNIFICANT ACCOUNTING POLICIES

The principal accounting policies adopted in the preparation of these financial statements are set out below.

a) Basis of preparation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The historical cost convention is generally based on the fair value of the consideration given in exchange of assets.

Going concern

The financial performance of the company is set out in the statement of profit or loss. The financial position of the company is set out in the statement of financial position.

Based on the financial performance and position of the company and its risk management policies, the management are of the opinion that the company is well placed to continue in business within one year from the date the financial statements are issued or available to be issued.

b) Key sources of estimation uncertainty

In the application of the accounting policies, management is required to make the judgments, estimates and assumptions about the carrying amount of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other relevant factors. Such estimates and assumptions are reviewed on an ongoing basis. Revisions to estimates are recognised prospectively.

Management has made the following assumptions that have a significant risk of resulting in a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

Impairment of trade and other receivables - Management reviews their portfolio of trade and other - receivables on a monthly basis. In determining whether receivables are impaired, management makes judgement as to whether there is any evidence indicating that there is a measurable decrease in the estimated future cash flows expected.

c) Significant judgements made by management in applying the company's accounting policies

Management have made the following judgements that are considered to have the most significant effect on the amounts recognised in the financial statements:

Revenue recognition - In making their judgement, management considered the detailed criteria for the recognition of revenue from the sale of goods and performance of service and, in particular, whether the company had transferred to the buyer the significant risks and rewards of ownership of the goods. Following - the detailed quantification of the company's liability in respect of rectification work, and the agreed limitation on the customers ability to require further work or to require the replacement of the goods, management are satisfied that the significant risks and rewards have been transferred and that recognition of an appropriate provision for the rectification costs.

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019	Page 8

NOTES (CONTINUED)

1 SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

d) Revenue recognition

The company recognises revenue when there is persuasive evidence of an arrangement, the fee is fixed or determinable and collectability is reasonably assured and when the specific criteria have been met for each of the company's activities as described below:

i) Grant income is recognised in the period in which it is earned.

ii) Consultancy income is recognised in the period in which it is earned.

Interest income is accrued by reference to time in relation to the principal outstanding and the effective

iii) interest rate applicable.

e) Translation of foreign currencies

Transactions in foreign currencies during the period are converted into US Dollars (the functional currency), at the rates ruling at the transaction dates. At the end of each reporting period, monetary items denominated in foreign currencies are retranslated at the rates prevailing at that date. Non-monetary items carried at fair value that are denominated in foreign currencies are retranslated at the rates prevailing at the date when the fair value was determined. Non-monetary items that are measured in terms of historical cost in a foreign currency are not retranslated. The resulting differences from conversion and translation are dealt with in profit or loss in the period in which they arise.

f) Cash and cash equivalents

For purposes of the statement of cash flows, the company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

g) Capital contributions

Common stock are classified as equity.

h) Taxation

The tax expense for the period comprises current and deferred tax. Tax is recognised in profit or loss.

Current tax is provided on the results for the year, adjusted in accordance with the enacted tax rates only.

Deferred tax assets are recognized in full and then reduced "by a valuation allowance if, based on the weight of available evidence, it is more likely than not (a likelihood of more than 50 percent) that some portion or all of the deferred tax assets will not be realized." The valuation allowance will "reduce the deferred tax asset to the [net] amount that is more likely than not to be realized."

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019	Page 9

NOTES (CONTINUED) 2019 2019

	2019 3 months	2019 12 months
	USD	USD

2 Finance costs
Interest expense	0	278,430
Realised exchange loss	0	0
	0	278,430

3 Tax
Current tax	0	0
Tax charge	0	0
Tax payable/recoverable	0	0
Balance at 01 December	0	0
Charge for the year	0	0
Balance at 31 January	0	0

4 Common stock	2019 3 months USD	2019 12 months USD
Common stock At 1 January	42,468	37,108
Issued during the year	0	5,360
At 31 December	42,468	42,468

The common stock of the company is USD. 0.00001 representing 4,246,827,035 shares. Authorized shares 9,997,999,997 issued shares 4,246,827,035 (2018: 3,710,847,335)

5 Preferred stock class, series A	2019 3 months USD	2019 12 months USD

Preferred stock, 0% noncumulative, nonparticipating At 1 January	54	54
Issued during the year	0	0
At 31 December	54	54

Authorised shares are 100,000,000 par value of $0.0001, issued sharesare 540,000

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019		Page 10

NOTES (CONTINUED)
	2019	2019
	3 months	12 months
6 Additional paid-in capital	USD	USD
At 1 January	5,311,342	5,274,676
Issued during the year	600,000	36,666
At 31 December	5,911,342	5,311,342

7 Borrowings
The borrowings are made up as follows:
Convertible debt notes
At 1 January	78,195	113,770
Issued during the year	2,400	-35,575
At 31 December	80,595	78,195
Convertible debt notes payable
Green Coast Capital International S.A	433,389	433,389

8 Trade and other receivables
Deposits and prepayments	31,215	31,215
Sound Amp loan	80,460	80,460
Class D Preferred Shares	600,000	0
	711,675	111,675
9 Trade and other payables
Current
Accrued interest expense	745,117	745,117
Accrued default penalty payable	595,089	595,089
Audit fees	4,350	6,000
Total trade and other payables	1,344,556	1,346,206

In the opinion of management, the carrying amounts of trade and other The carrying amounts of the company's trade and other payables are

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019	Page 11

NOTES (CONTINUED)

10 Incorporation

The company is incorporated in Nevada, United States of America.

11 Presentation currency

The financial statements are presented in US Dollars (USD).

	2019	2019
	3 months	12 months
12 Administration expenses	USD	USD
Audit fees	750	6,000
General and other administrative expenses	0	0
Interest expense	0	278,430
Loan default penalty expense	0	39,379
	750	323,809

Compass Biotechnologies Inc Quarterly report and financial statements For the three months period ended 30 April 2019	Appendix I

TAX COMPUTATION	2019 3 months USD

(Loss) as per the financial statements	-750

Add: Amortization of patents	0

-750

Add: losses brought forward	-6,776,169

ADJUSTED (LOSS) CHARGEABLE TO TAX	-6,776,919